AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2010
REGISTRATION NO. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
 (Exact name of registrant as specified in its charter)

Nevada	3841	14-1820954
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1112 Weston Road, Unit 278

Weston, FL 33326
(847) 386-1384

 (Address and telephone number of principal executive offices)

Christopher F. Tirotta
President
1112 Weston Road, Unit 278
Weston, FL 33326
(847) 386-1384

(Name, address and telephone number of agent for service)

Copies to:

Gregory Sichenzia, Esq.
David B. Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

(COVER CONTINUES ON FOLLOWING PAGE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☐ Large accelerated filer
☐ Accelerated filer
☐ Non-accelerated filer
☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered		Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	553,279,871 shares	(1)	$0.011	$6,086,079	$433.94

Common Stock, $0.0001 par value per share	21,875,000 shares	(3)	0.011	240,625	17.16

Total number of securities to be registered	575,154,871 Shares			$6,326,704	$451.09

(1) Represents outstanding shares of common stock of American Scientific Resources, Inc. offered by the selling stockholders,

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the Pink Sheets on January  22, 2010, which was $0.011 per share.

(3) Represents shares of common stock, issuable upon exercise of outstanding warrants, offered by the selling stockholders.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED  JANUARY 26, 2010

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
Pink Sheets trading symbol: ASFX.PK
575,154,871 Shares of Common Stock

This prospectus relates to the public offering of up to 575,154,871 shares of common stock, par value $.0001 per share, of American  Scientific Resources, Incorporated (“Common Stock”), by the selling stockholders.

The selling stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. We will pay the expenses of registering these shares.

Investment in the Common Stock involves a high degree of risk.  You should consider carefully the risk factors beginning on page _ of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is quoted on the Pink OTC Markets, Inc. (“Pink Sheets”) under the symbol "ASFX.PK". The last reported sale price of our common stock on the Pink Sheets on January 22, 2010, was approximately $0.01 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2010.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock.

About Us

We were organized as a corporation in the State of Nevada as Woodie, I, Inc., on August 1, 1990.  In March 1999, we changed our name to Vencap Capital Corporation.  We subsequently changed our name on December 30, 2003 to American Scientific Resources, Incorporated.  On January 21, 2004, we effected a stock-swap for all of the shares of Ulster Scientific, Incorporated, an inactive New York corporation formed in January 1974.  On March 30, 2004, we acquired all of the outstanding shares of Kidz-Med, Inc., a Florida corporation originally formed as Peds-Med, Inc. in October 1993.  In December 2004, we formed Heartsmart, Inc. in the State of Nevada.  Heartsmart, Inc. has been inactive since mid-2006.

We currently distribute a broad range of healthcare and medical products primarily to surgical supply dealers and retail drug chains. We are comprised of three subsidiaries: (i) Kidz-Med, Inc. (“Kidz-Med”), (ii) Heartsmart, Inc. (“Heartsmart”), and (iii) Ulster Scientific, Inc. (“Ulster”).

We have incurred losses since our inception. As of September 30, 2009, we have an accumulated deficit of $18,542,552 and a shareholders’ deficit of $1,409,667. For the year ended December 31, 2008, and the nine months ended September 30, 2009, we incurred net losses of $6,406, 954 and $1,935,779.

In our auditors' report dated September 29th, 2009, they have expressed substantial doubt about our ability to continue as a going concern.

Our shares of common stock are traded on the Pink Sheets under the ticker symbol “ASFX.PK.”

As used in this prospectus and the registration statement of which it forms a part, the terms the “Company”, “we”, “us”, or “our” refer to American Scientific Resources, Incorporated and its subsidiaries, unless the context indicates otherwise.

About This Offering

This prospectus includes 575,154,871 shares of common stock offered by the selling stockholders, consisting of the following:

•	88,606,649 shares of common stock issued to Gols Associates, Inc., in 2009, for penalty interest on an outstanding inventory loan.

•	17,000,000 shares of common stock issued to Knightsbridge Advisors, LLC, on October 19, 2009, for financial consulting services.

•	10,046,697 shares of common stock issued to Future Now, Inc., for internet consulting services, pursuant to an agreement dated October 5, 2007.

•	3,699,079 shares of common stock issued to Future Now, Inc. upon conversion of note dated February 25, 2008.

•	250,000 shares of common stock issuable upon exercise of warrants, issued to Future Now, Inc., on February 25, 2008, with an exercise price of $0.25 per share.

•
8,000,000 shares of common stock issuable upon exercise of three-year warrants with an exercise price of $0.0015 per share, issued to Shrink Nanotechnologies, Inc. (formerly known as Audiostocks, Inc.), issued on June 9, 2009, for investor relations services.

•	8,000,000 shares of common stock issued to Shrink Nanotechnologies, Inc. (formerly known as Audiostocks, Inc.), on June 9, 2009, for investor relations services.

•
1,810,000 shares of common stock issuable upon exercise of five-year warrants issued, from January 12, 2007, through December 12, 2007, in connection with the sale of convertible promissory notes in the aggregate principal amount of $905,000 (the “2007 Notes Financing”). 905,000 of the warrants have an exercise price of $0.025 and 905,000 of the warrants have an exercise price of $0.05.

•	1,810,000 shares of common stock issued in connection with the 2007 Notes Financing.

•	3,625,000 shares of common stock, issued to Media4Equity LLC, on April 28, 2008, for advertising services.

•	750,000 shares of common stock, issued to Eric Carlson, on April 28, 2008, for advertising services.

•	125,000 shares of common stock, issued to Norm Farra, on April 28, 2008, for advertising services.

•	500,000 shares of common stock, issued to Capital Stack, LLC, on April 28, 2008, for advertising services.

•
1,535,310 shares of common stock issued to ROI Group Associates, Inc. for investor relations services, including 185,310 shares issued on June 22, 2007, 50,000 shares issued September 10, 2007, and 1,300,000 shares issued June 5, 2008.

•
5,100,000 shares of common stock issued to Southridge Investment Group, on February 10, 2008, for investment banking services, of which 5,075,000 shares have been transferred to employees and affiliates of Southridge Investment Group.

•
11,525,000 shares of common stock issuable upon exercise of three-year warrants with an exercise price of $0.02, issued on December 10, 2009, to Southridge Investment Group and its employees and affiliates, in settlement of a $15,000 account payable.

•	4,456,982 shares of common stock, issued to The Kauderer Group, Inc., on February 12, 2008, for financial consulting services.

•	926,551 shares of common stock, issued to Global Media Fund, Inc., on April 26, 2007, for advertising services.

•
135,000 shares of common stock issued to Elizabeth Bayles Jordan, for public relations services, including 50,000 shares issued on June 27, 2007, 35,000 shares issued on January 10, 2008, and 50,000 shares issued on January 10, 2008.

•	100,000 shares of common stock issuable upon exercise of five-year warrants, with an exercise price of $1.00, issued to Elizabeth Bayles Jordan, on October 27, 2007, for public relations services.

•	50,000 shares of common stock, issuable upon exercise of five-year warrants, with an exercise price of $1.00 per share, issued to Eileen Wilkinson, on December 25, 2007, for public relations services.

•	50,000 shares of common stock, issued to Eileen Wilkinson, on December 25, 2007, for public relations services.

•
50,000 shares of common stock issuable upon exercise of five-year warrants, with an exercise price of $1.00 per share, issued for public relations services to Christian Zechner Associates, Inc., on August 27, 2007, for public relations services.

•	50,000 shares of common stock, issued to Christian Zechner Associates, Inc., on August 27, 2007, for public relations services.

•
6,850,000 shares of common stock, issued to Barret Akers, for investor relations services, including 50,000 shares issued on February 15, 2007, 2,000,000 shares issued on July 23, 2008, and 4,800,000 shares issued on November 6, 2008.

•	4,500,000 shares of common stock, issued to Joe Emas, for legal services, 500,000 of which were issued on September 17, 2007 and 4,000,000 of which were issued on February 15, 2008.

•
24,400,000 shares of common stock, issued to Greenwood Group, for retail consulting services, including 500,000 shares issued on December 17, 2007, 1,000,000 shares issued on September 17, 2007, 6,000,000 shares issued on February 15, 2008 and 16,900,000 shares issued December 21, 2009.

•	2,000,000 shares of common stock, issued to Marc B. Massoglia, on December 7, 2009, for medical and surgical consulting services.

•	33,333,333 shares of common stock, issued to Granite Financial Group, LLC, on December 4, 2009, for a purchase price of $200,000.

•	5,000,000 shares of common stock issued to Sichenzia Ross Friedman Ference LLP in connection with legal services rendered to the Company.

•	22,450,000 shares of common stock issued to Felix Reznick, a director of the Company, for services as a director.

•	29,216,960 shares of common stock issued to Thomas Materna, a director of the Company, for services as a director.

•	29,203,310 shares of common stock issued to Dr. Christopher F. Tirotta, our chief executive officer, for services as our chief executive officer (including 2,350 shares held by Dr. Tirotta’s wife).

•
212,500,000 shares of common stock issued to Safeguard Medical Technologies, LLC, on September 10, 2009, in connection with the an asset acquisition. Jason Roth, a director of the Company, owns a 65% equity interest in Safeguard Medical Technologies, LLC.

•	37,500,000 shares of common stock issued to Concorde Capital, on September 10, 2009, in connection with an asset acquisition.

Estimated use of proceeds

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of Common Stock by the selling stockholders.

Summary of the Shares offered by the Selling Stockholders.

The following is a summary of the shares being offered by the selling stockholders:

Common Stock offered by the selling stockholders	Up to 575,154,871 shares of Common Stock, of which 21,875,000 shares are issuable upon exercise of warrants.

Common Stock outstanding prior to the offering	1,893,340,600 (1)

Common Stock to be outstanding after the offering	1,915,215,600 assuming the full exercise of the warrants the underlying shares of which are included in this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock hereunder.
(1)   Based upon the total number of issued and outstanding shares as of December 28, 2009.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

 We have a limited operating history upon which an evaluation of our prospects can be made.

American Scientific Resources, Incorporated is a company that was incorporated in August 1990 but just recently formed and/or acquired its three wholly owned subsidiaries, Kidz-Med, Inc. (2005), Heart Smart, Inc. (2004) and Ulster Scientific, Inc. (2004). We have only conducted operations for three years. Our future operations are contingent upon increasing revenues and raising capital for expansion to advance research. Because we have a limited operating history, you will have difficulty evaluating our business and future prospects.

 We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have had limited operations and have incurred losses since inception and we need additional capital to execute our business plan.

We have had limited operations and have incurred net losses of $6,406,954 for the fiscal year ended December 31, 2008 and net losses for the nine months ended September 30, 2009 of $1,935,779.As of September 30, 2009, we have an accumulated deficit of $18,542,552 and a stockholders’ deficit of $1,409,667. We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. We expect our current cash on hand to be sufficient for the three months. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

Additional financing will be necessary for the implementation of our strategy, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. In order to sustain our operations we will need additional capital. There can be no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

We have numerous past due obligations which we may not be able to repay unless we scale back our immediate planned operations.

We are in default on all of our promissory notes, including ones convertible into stock.  We recently began paying down the principal on our notes to Tecnimed, and we recently started making principal and interest payments on our remaining notes.  In addition, we are trying to negotiate a settlement with the convertible note holders whereby all of the interest and part of the principal will be converted to shares of our common stock.  In order to continue to repay these outstanding obligations, we may be forced to scale back some of our planned operations, which could have a material adverse effect on our growth.

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2008, included an explanatory paragraph that such financial statements were prepared assuming that we would continue as a going concern. As discussed, in Note 2, to the consolidated financial statements for the year ended December 31, 2008, included with this prospectus, because we have had operating and liquidity concerns, current liabilities exceeded current assets by $2,752,263 at December 31, 2008, have reported a net loss of $6,406,954 for the year ended December 31, 2008 and are in default with regard to the payment of certain obligation, there is substantial doubt about our ability to continue as a going concern.   The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our services and brand.

Our trademarks, trade secrets, and other intellectual property rights are important assets for us. The ScaldSafe Temperature Ring, Kidz-Med Medicine Dispenser, WhistleWatch Asthma Alert, and Kidz-Med Nebulizer are all registered with the US Patent and Trademark Office under the Kidz-Med trademark.  The Thermofocus 5-in-1 is a registered trademark of Technimed; Kidz-Med plans to file for a registered trademark of its own for the Thermofocus 5-in-1.  The Company is also in the process of designing, manufacturing and registering its own non-contact thermometer under the name “Never Touch 5-in-1.”  The Disintegrator and Disintegrator Plus are also protected by US patents and trademarks.  Protecting our intellectual property rights is costly and time consuming. Any unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We face patent protection risks that may negatively affect our brand name reputation, revenues, and potential profitability.

We are dependent upon a variety of methods and techniques that we regard as proprietary trade secrets.  We are also dependent upon a variety of trademarks, service marks and designs to promote brand name development and recognition and we rely on a combination of trade secrets, copyright, patent, trademark, unfair competition and other intellectual property laws to protect our rights to such intellectual property. However, to the extent that our products violate the proprietary rights of others, we may be subject to damage awards or judgments prohibiting the use of our technology.  See – “Legal Proceedings” for a description of a pending legal proceeding related to intellectual property.  In addition, our rights in any of our intellectual property may not be enforceable, even if registered, against any prior users of similar intellectual property. Furthermore, if we fail to provide adequate proprietary protection, our names, brand name reputation, revenues and potential profitability may be negatively affected.

If our products are found to have defects or fail to meet industry standards, we will incur substantial litigation, judgment, product liability and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

We may be subject to liability for errors that occur with our technologies due to claims of negligence or product malfunction. Although we have product liability insurance, we can still suffer litigation as a result of perceived product malfunctioning, adversely affecting our brand, revenue stream and company. Despite the product liability insurance, product liability claims could increase our costs and adversely affect our brand name reputation, revenues and, ultimately, lead to additional losses. In addition, product defects could result in product recalls and warranty claims. A product/drug recall could delay or halt production of our product until we are able to remedy the product defects. The occurrence of any claims, judgments or product recalls will negatively affect our brand name image and product sales, lead to additional costs, and adversely affect our financial condition and results of operation.

Our results of operations may highly fluctuate from quarter to quarter as we continue to grow, therefore, you cannot use these results to predict how we may perform in the future.

As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. Our expense levels are based in part on our projections as to future revenues that are expected to increase. It is anticipated that as we mature, our sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, among others:

•	general domestic and international legal, economic, political and market conditions;

•	demand for our products and services;

•	number, timing and significance of product enhancements and new product introductions by us and our competitors;

•	volume, timing of, and ability to fulfill orders from operators;

•	changes in the level of operating expenses;

•	expenses incurred in connection with our plans to fund greater levels of sales and marketing activities and operations and develop new distribution channels and services;

•	product defects and other product or service quality problems;

•	manufacturing delays;

•	increases in our costs of borrowing;

•	seasonal variations in the sale of our products; and

•	pricing changes in the industry.

Any unfavorable changes in these or other factors could have a material adverse effect on our business, financial conditions and results of operation.

Our success depends upon our Chief Executive Officer and should we fail to retain him, our operations will be adversely affected.

We believe that our success will depend to a significant extent upon the efforts and abilities of Dr. Christopher F. Tirotta, our Chairman and Chief Executive Officer, due to his contacts in the medical and healthcare industries and his overall insight into our business. Our failure to retain Dr. Tirotta or to attract and retain additional qualified personnel, could adversely affect our operations. We do not currently carry key-man life insurance on any of our officers.

Risks Related to our Common Stock:

Our Common Stock is quoted on the Pink Sheets, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the Nasdaq Stock Market or a national exchange.

Our securities are currently quoted on the Pink Sheets, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the Pink Sheets may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as a Pink Sheets listed company, we do not attract the extensive analyst coverage that accompanies companies listed on other exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the Pink Sheets. These factors may have an adverse impact on the trading and price of our Common Stock.

The trading price of our common stock may decrease due to factors beyond our control.

Our stock is currently quoted on the Pink Sheets.  The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results;

•	changes in general economic conditions and in the child health care product industry;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•	loss of a major supplier, customer, partner or joint venture participant; and

•	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

As a result of voluntarily registering our stock on this registration statement, we will become obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended.  In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the new rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of our more time-consuming and costly. We expect to spend between $50,000 and $100,000 in legal and accounting expenses annually to comply with our reporting obligations and Sarbanes-Oxley. These costs could affect profitability and our results of operations.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

The registration and potential sale, pursuant to this prospectus, by the selling stockholders of a significant number of shares could depress the price of our common stock.

Because there is a limited public market for our common stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to the prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock offered by the selling stockholders. However, we will generate proceeds from the cash exercise of the warrants by the selling stockholders, if any. We intend to use those proceeds for general corporate purposes.

SELLING SECURITY HOLDERS

The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus.  Except for Southridge Investment Group, none of the selling shareholders is a broker-dealer. The selling stockholders may sell up to 575,154,871 shares of our Common Stock from time to time in one or more offerings under this prospectus, including 21,875,000 shares which are issuable upon the exercise of warrants held by certain selling stockholders. Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders

Name of Selling Stockholder	Beneficial Ownership Before the Offering (1)		Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After Completion of Offering
Gols Associates Inc. (2)	88,606,649	(3)	88,606,649	(3)	0	*
Knightsbridge Advisors, LLC (4)	17,000,000	(5)	17,000,000	(5)	0	*
Future Now, Inc. (6)	13,995,776	(7)	13,995,776	(7)	0	*
Shrink Nanotechnologies, Inc. (8)	16,000,000	(9)	16,000,000	(9)	0	*
Michael Gangadeen	3,213,700		200,000	(10)	3,013,700	*
Mark Miller	176,638		40,000	(11)	136,638	*
James T. Pyle Trust	1,212,490		200,000	(10)	1,012,490	*
Schaffner Family Foundation	1,212,490		200,000	(10)	1,012,490	*
Michael M. George Pension Plan	606,246		100,000	(12)	506,246	*
Allen Leung	264,893		80,000	(13)	184,893	*
B. Michael Pisani	3,622,898		100,000	(14)	3,522,988	*
Martha Taylor	298,552		50,000	(15)	248,552	*
Felix Reznick (16)	40,603,791		22,650,000	(43)	17,953,791	*
Omrani & Taub	1,010,934		200,000	(10)	810,934	*
Mira & Alex Goldin	126,179,915		800,000	(17)	125,379,915	*
David Goldin	4,314,156		100,000	(14)	4,214,156	*
Andrew Goldin	8,628,312		200,000	(10)	8,428,312	*
Adina Schecter	1,113,880		50,000	(15)	1,063,880	*
Boris & Svetlana Reznick	6,393,615		100,000	(14)	6,293,615	*
Leonard C. Ludwig	21,115,463		200,000	(10)	20,915,463
John Madril 22007 Revocable Trust	25,282,399		200,000	(10)	25,082,399	1.29%
John Madril	25,282,399		200,000	(10)	25,082,399	1.08%
Parvine Sadeghi	4,316,667		200,000	(10)	4,116,667	*
IRA FBO Hal B. Howard	28,686,596		200,000	(10)	25,486,596	1.31%
Media 4Equity LLC	3,625,000	(18)	3,625,000	(18)	0	*
Eric Carlson	750,000	(18)	750,000	(18)	0	*
Norm Farra	125,000	(18)	125,000	(18)	0	*
Capital Stack, LLC	500,000	(18)	500,000	(18)	0	*
ROI Group Associates, Inc.	1,535,310	(19)	1,535,310	(19)	0	*
Southridge Investment Group	525,000	(20)	525,000	(20)	0	*
William Schloth	25,000	(21)	25,000	(21)	0	*
Sunodia LP	625,000	(21)	625,000	(21)	0	*
Spectrum Holdings LLC	625,000	(21)	625,000	(21)	0	*
Conrad Huss	10,820,000	(22)	10,820,000	(22)	0	*
CFO Managed Fund I LLC (23)	1,750,000	(21)	1,750,000	(21)	0	*
Eloise Linda Carlsen	1,254,000	(24)	1,254,000	(24)	0	*
Renne Reyes	101,000	(25)	101,000	(25)	0	*
Henry Howard	400,000	(26)	400,000	(26)	0	*
Michael George	500,000	(26)	500,000	(26)	0	*
The Kauderer Group, Inc.	4,456,982	(27)	4,456,982	(27)	0	*
Global Media Fund, Inc.	926,551	(28)	926,551	(28)	0	*
Elizabeth Bayles Jordan	235,000	(29)	235,000	(29)	0	*
Eileen Wilkinson	100,000	(30)	100,000	(30)	0	*
Christian Zechner Associates, Inc.	100,000	(30)	100,000	(30)	0	*
Barret Akers	6,850,000	(31)	6,850,000	(31)	0	*
Joe Emas	4,500,000	(32)	4,500,000	(32)	0	*
Greenwood Group	24,400,000	(33)	24,400,000	(33)	0	*
Marc B. Massoglia	2,000,000	(34)	2,000,000	(34)	0	*
Granite Financial Group, LLC	33,333,333	(35)	33,333,333	(35)	0	*
Sichenzia Ross Friedman Ference LLP (36)	5,000,000	(37)	5,000,000	(37)	0	*
Thomas Materna (38)	29,216,960		29,216,960		0	*
Christopher F. Tirotta (39)	29,203,310	(40)	29,200,960		0	*
Connie Tirotta (41)	29,203,310		2,350		0	*
Safeguard Medical Technologies, LLC (42)	212,500,000		212,500,000		0	*
Concorde Capital	37,500,000		37,500,000		0	*

* Less than 1%.

 (1)  The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Alexander and Mira Goldin have voting and investment power over the securities of the Company owned by the selling stockholder.

(3) Represents shares issued for penalty interest on inventory loan in default.

(4) Alyce Schreiber has voting and investment power over the securities of the Company owned by the selling stockholder.

(5) Represents shares issued for financial consulting services.

(6) William Schloth has voting and investment power over the securities of the Company owned by the selling stockholder.

(7) Represents 10,046,697 shares issued for internet consulting services, 3,699,079 shares issued upon conversion of note dated February 25, 2008, and 250,000 shares issuable upon exercise of warrants with an exercise price of $0.25 per share.

(8) Ronald Garner has voting and investment power over the securities of the Company owned by the selling stockholder.

(9) Includes 8,000,000 shares of common stock issued for investor relations services, and 8,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $0.0015.

(10) Represents (i) 100,000 shares of common stock issuable upon exercise of warrants (of which 50,000 have an exercise price of $0.025 and 50,000 have an exercise price of $0.05), and (ii) 100,000 outstanding shares of common stock.

(11) Represents (i) 20,000 shares of common stock issuable upon exercise of warrants (of which 10,000 have an exercise price of $0.025 and 10,000 have an exercise price of $0.05), and (ii) 20,000 outstanding shares of common stock.

(12) Represents (i) 50,000 shares of common stock issuable upon exercise of warrants (of which 25,000 have an exercise price of $0.025 and 25,000 have an exercise price of $0.05) and (ii) 50,000 outstanding shares of common stock.

(13) Represents (i) 40,000 shares of common stock issuable upon exercise of warrants (of which 20,000 have an exercise price of $0.025 and 20,000 have an exercise price of $0.05), and (ii) 40,000 outstanding shares of common stock.

(14) Represents (i) 50,000 shares of common stock issuable upon exercise of warrants (of which 25,000 have an exercise price of $0.025 and 25,000 have an exercise price of $0.05), and (ii) 50,000 outstanding shares of common stock.

(15) Represents (i) 25,000 shares of common stock issuable upon exercise of warrants (of which 12,500 have an exercise price of $0.025 and 12,500 have an exercise price of $0.05), and (ii) 25,000 outstanding shares of common stock.

(16) Felix Reznick is a director of the Company.

(17) Represents (i) 400,000 shares of common stock issuable upon exercise of warrants (of which 200,000 have an exercise price of $0.025 and 200,000 have an exercise price of $0.05), and (ii) 400,000 outstanding shares of common stock.

(18) Represents shares issued for advertising services.

(19) Represents shares issued for IR services.

(20) Represents (i) 25,000 shares issued for investment banking services, and (ii) 500,000 shares issuable upon exercise of warrants with an exercise price of $0.02.

(21) Represents shares issued for investment banking services.

(22) Represents (i) 1,795,000 shares issued for investment banking services, and (ii) 9,025,000 shares issuable upon exercise of warrants with an exercise price of $0.02.

(23) William Schloth has voting and investment power over the securities of the Company owned by the selling stockholder.

(24) Represents (i) 254,000 shares issued for investment banking services, and (ii) 1,000,000 shares issuable upon exercise of warrants with an exercise price of $0.02.

(25) Represents (i) 1,000 shares issued for investment banking services, and (ii) 100,000 shares issuable upon exercise of warrants with an exercise price of $0.02.

(26) Represents shares issuable upon exercise of warrants with an exercise price of $0.02.

(27) Represents shares issued for financial consulting services.

(28) Represents shares issued for advertising services.

(29) Represents 135,000 shares issued for public relations services, and 100,000 shares underlying warrants with an exercise price of $1.00.

(30) Represents 50,000 shares issued for public relations services, and 50,000 shares issuable upon exercise of warrants with an exercise price of $1.00 per share.

(31) Represents shares issued for investor relations services.

(32) Represents shares issued for legal services.

(33) Represents shares issued for retail consulting services.

(34) Represents shares issued for medical and surgical consulting services.

(35) Represents shares issued for an aggregate purchase price of $200,000.

(36) Greg Sichenzia, Marc Ross, Richard Friedman, Michael Ference, Thomas Rose, Jeffrey Fessler and Darrin Ocasio have voting and investment powers over the securities of the Company owned by Sichenzia Ross Friedman Ference LLP. Mr. Sichenzia, Mr. Ross, Mr. Friedman, Mr. Ference, Mr. Rose, Mr. Fessler, and Mr. Ocasio disclaim beneficial ownership of the securities. Sichenzia Ross Friedman Ference LLP is the Company’s legal counsel.

(37) Represents shares issued for legal services.

(38) Thomas Materna is a director of the Company.

(39) Dr. Tirotta is our chief executive officer.

(40) Includes 2,350 shares held by Dr. Tirotta’s wife.

(41) Connie Tirotta is the wife of our chief executive officer.

(42) Jason Roth, a director of the Company, owns a 65% equity interest in Safeguard Medical Technologies, LLC, and has voting and investment powers over the shares.

(43) Represents (i) 100,000 shares of common stock issuable upon exercise of warrants (of which 50,000 have an exercise price of $0.025 and 50,000 have an exercise price of $0.05), and (ii) 22,550,000 outstanding shares of common stock.

PLAN OF DISTRIBUTION

This prospectus includes 575,154,871 shares of common stock offered by the selling stockholders.

Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the Pink Sheets or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	Any other method permitted pursuant to applicable law.

A selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are paying all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

A selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify certain of the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

We agreed to use our best reasonable efforts to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 575,154,871 shares of our Common Stock offered by the selling stockholders. The following description of our Common Stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 2,500,000,000 shares of Common Stock having a par value of $0.0001 per share and 1,000,000 shares of preferred stock having a par value of $0.0001 per share, of which 500,000 have been designated as Series A Preferred Stock and 500,000 have been designated as Series B Preferred Stock.  As of the date of this prospectus, 1,893,340,600 shares of the Company’s Common Stock are issued and outstanding and 0 shares of the Series A Preferred and 0 shares of the Series B Preferred Stock are issued and outstanding.  The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. There is no cumulative voting.  Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries, provided that Sichenzia Ross Friedman Ference LLP owns 5,000,000 shares of the Company's Common Stock. The 5,000,000 shares of Common Stock owned by Sichenzia Ross Friedman Ference LLP are included in this prospectus.

  DESCRIPTION OF BUSINESS

Background

We were organized as a corporation in the State of Nevada as Woodie, I, Inc., on August 1, 1990.  In March 1999, we changed our name to Vencap Capital Corporation.  We subsequently changed our name on December 30, 2003 to American Scientific Resources, Incorporated.  On January 21, 2004, we effected a stock-swap for all of the shares of Ulster Scientific, Incorporated, an inactive New York corporation formed in January 1974.  On March 30, 2004, we acquired all of the outstanding shares of Kidz-Med, Inc., a Florida corporation originally formed as Peds-Med, Inc. in October 1993.  In December 2004, we formed Heartsmart, Inc. in the State of Nevada.  Heartsmart, Inc. has been inactive since mid-2006.

We are a holding company based in South Florida providing next generation medical products and healthcare supplements sourced from around the country.  We distribute a broad range of healthcare and medical products primarily to surgical supply dealers and retail drug chains. We are comprised of three subsidiaries: (i) Kidz-Med, Inc. (“Kidz-Med”), (ii) Heartsmart, Inc. (“Heartsmart”), and (iii) Ulster Scientific, Inc. (“Ulster”).

Our shares of common stock are traded on the Pink Sheets under the ticker symbol “ASFX.PK.”

Principal Products by Company

Kidz-Med, Inc.

Kidz-Med, Inc. started in 1993 as a producer and distributor of pediatric instructional videotapes and books, but has since expanded into a distributor of medical devices and products for children and their families.  Kidz-Med sources and distributes innovative medical products from around the globe.  Kidz-Med has developed the following line of products:

Kidz-Med Thermofocus 5-in-1

The Thermofocus 5-in-1 is a patented, non-contact clinical thermometer, which uses infrared technology to read the core body temperature at the forehead’s temporal artery.  Taking one’s temperature at the temporal artery is generally deemed as accurate as rectal or tympanic membrane readings.  Thermofocus 5-in-1 is non-invasive, hygienic, and non-irritating to people with sensitive skin, including babies and hospital patients.

In March 2008, Kidz-Med renegotiated an indefinite agreement with Tecnimed Srl of Italy (“Tecnimed”) to be the exclusive retail distributor of the Thermofocus 5-in-1 in the United States.  However, the agreement was terminated by Tecnimed in June 2008 due to an ongoing dispute over balances owed.  In July 2008, we filed suit against Tecnimed for breach of contract.  See “Legal Proceedings.”  In 2006, Kidz-Med also entered an agreement with the Greenwood Group, a New York based retail consulting firm, to get the Thermofocus 5-in-1 into major pharmacy chains, supermarket chains and retail super-centers.
BabiesRUs, BuyBuy Baby and CVS.com are currently selling the Thermofocus 5-in-1.  On March 6, 2009, a settlement was entered into in US Federal Court with Tecnimed.  The settlement stipulates the Kidz-Med will be the exclusive seller of the Thermofocus to Walgreens, BabiesRUs, CVS.com and any other retail chains approved by Tecnimed.  All payment from such retailers will be evenly split between Tecnimed and Kidz-Med until the outstanding debt is satisfied.

The company is in the process of designing and manufacturing its own non-contact thermometer.  A design has been rendered, prototypes developed and a Chinese factory identified. The company will source the components from overseas, but final assembly and packaging will be done domestically.  The company expects full scale production to begin April 2010.

Kidz-Med Scald Safe

The Scald Safe Water temperature disc is a warning disc that helps to ensure that a baby’s bath water is at an appropriate, safe temperature.  The Scald Safe was first introduced to Kidz-Med by Insight Medical in June 2002, and Kidz-Med has a renewable yearly contract for exclusive North American distribution.

Kidz-Med WhistleWatch Asmalert (children) and Respalert (adults)

The WhistleWatch is a peak flow monitoring device that allows parents to monitor and manage their child’s asthma or other respiratory problems.  The WhistleWatch was first introduced in June 2003 between Mushroom Biomedical and ASR, but the current owner is Emo-Technic (South Africa) which initiated a new agreement in July 2005 with Kidz-Med.  The agreement is for exclusive North American distribution of the WhistleWatch, and is for renewable 12 month terms.

Kidz-Med Portable Ultrasonic Nebulizer

The Kidz-Med Portable Ultrasonic Nebulizer is used to treat asthma, bronchitis, bronchiolitis, allergies, hay fever, sinusitis, and nasal congestion due to colds or allergies. Although the unit has been marketed in the past primarily to children’s providers, such as the One Step Ahead and Leaps and Bounds catalogs, we are finding a strong senior market because of the small size, portability and low price.  The product is presently sourced from Life Tools Technologies out of Ancona, Italy.

Kidz-Med Medicine Dispenser

The Kidz-Med Dispenser was introduced by Kidz-Med in early 2004.  The Kidz-Med Dispenser consists of an orthodontic nipple attached to a medication chamber.  A piston drives medicine out of the chamber into a hollow conduit within the nipple into the child’s mouth.  Effective January 2006, we negotiated a new distribution agreement with Blue Dot Properties 557 (PTY) Ltd., which gives Kidz-Med the rights for distribution in North America for a term of five years with a five-year renewable clause.

Kidz-Med Mommy Recorder

This unique voice-recording device allows a mother to easily record a 6-second message designed to calm baby when he or she is upset. The mobile device easily mounts to the baby's crib, and duals as a soft night-light. It is sourced from JoyCare out of Ancona Italy.

Children’s Chewable All Natural Multi-vitamin

100% all natural means 100% all natural. This complete multi vitamin will give your child the proper nutrition according to RDA guidelines to ensure optimum health, strength and development. With a delicious natural fruit flavor, there won’t be a struggle in getting your child to take their vitamins.  Sourced from Boise Idaho.

Dr. Bip DVDs

This is a video series narrated by the fictional Dr. Bip, which aims to help children understand and cope with life events such as hospitalization, welcoming a new baby into the family, etc.  The Dr. Bip DVDs are sold through the Kidz-Med website.

The Disintegrator

In September 2009, we acquired the intellectual property rights to the only FDA approved home needle destruction device, the Disintegrator and the Distengrator Plus.  The Disintegrator enables patients who give themselves injections, including those suffering from multiple sclerosis or diabetes, to properly and safely dispose of needles at home. The EPA and the American Diabetes Association approve the device.

Wee Target

A unique toilet training device for young boys.  Sourced from Australia.

Ulster Scientific, Inc.

Ulster has pioneered many important diabetes products, including insulin injection devices, disposable lancets, and clinical blood-sampling devices, as well as many products for healthcare and laboratory safety.  Ulster is currently inactive with no immediate plans to resume regular operations.

Distribution Methods

Heartsmart, Inc.

Heartsmart’s manufacturing partner is the Tishcon Corporation of Westbury, New York, a contract manufacturer of over-the-counter pharmaceuticals, vitamins, minerals, and other nutraceuticals.

Heartsmart intends to introduce its key product, Heart Smart Foundation Supplement, via long-form television infomercials, however, this product line will remain inactive until such time as we believe its launch will be financially viable and until we identify a lower-cost supplier.  We eventually plan to make this product and others (such as Q-Force + Carnitine, Osteo Complex, Seasential 3 Omega Complex, E-Peak, Carni-Max Release, Vita QB Energy Complex, CinnaSupport, and Multi Complete) available through mass-market retailers such as drug stores, supermarkets, and mass merchandisers.

Kidz-Med, Inc.

Kidz-Med currently sells all of its products directly to consumers through our website at www.kidzmed.com.  Kidz-Med utilizes internet marketing through Google Adwords, Froogle, Ebay Stores, Amazon Marketplace, Nextag, and Shopzilla in order to drive as many sales directly to its website as possible.  Kidz-Med also sells certain products through major retailers.

Kidz-Med currently is selling its products in over 150 BabiesRUs stores across the country as well as in Buy Buy Baby, the Chelsea & Scott catalogs, and through surgical supply dealers such as Cardinal Health, Legacy Medical, and Safeguard Medical.

We actively sell to e-tailers, either directly at wholesale, or as drop shippers of product.  Some of our online retailers carrying some or all of our Kidz-Med product line are:

•	Amazon.com
•	BabiesRUs.com
•	Comfort 1st
•	CVS.com
•	EBay Stores
•	eGeneralMedical.com
•	Emergency Medical Products (BuyEMP.com)
•	Neb Doctors
•	Shower Your Baby

Kidz-Med arranged for Global Media Fund to produce professional-grade 30 and 60 second TV commercials to advertise the Kidz-Med products; the 30 second version is available for viewing on the Kidz-Med website.  Kidz-Med contracted with Michael Hirsch of Joseph Pedott Advertising & Marketing to do the media buying and in late 2007 and early 2008, these commercials aired on the following national cable channels: WGN, Bravo, Direct TV, Comcast, DISH, TBS, TNT, Comedy Central, and the I Network.  The commercials have also aired on the local ABC, CBS, and NBC affiliates in the largest Walgreens markets: Chicago, Dallas, Houston, Miami, Orlando, Philadelphia, St. Louis, Milwaukee and New York.  We have also placed featured editorials in trade publications and magazines.

Currently we have no contractual relationships with any with any media relations firm, but plan to engage one in the near future.  The company will reshoot the thermometer commercial using its own non-contact thermometer.  A DRTV campaign should air during the Summer of 2010.

Competition

There are a number of similar products currently on the market that will directly compete with the following Kidz-Med’s products:

•
Thermofocus 5-in-1: A product made by Exergen called the Comfort Scanner is widely sold at many major U.S. retailers, but it requires making contact with the patient’s forehead.  Kidz-Med plans to aggressively market the Thermofocus 5-in-1 in retail megastores where the Exergen is currently sold (including Target, Wal-Mart, CVS, Babies R Us, Costco and drugstore.com) in an attempt to replace it on store shelves.

•
Kidz-Med Medicine Dispenser: The Numimed and Munchkinator pacifiers currently consist of medication chambers attached to a nipple, but both lack the piston to administer the medicine if the child refuses to suck.

•
WhistleWatch Asmalert: The Whistlewatch has three main competitors, Medikrom, Vitalograph, and Clement-Clarke.  These products are not intended for the home health care market.  Other competitors include Dey labs, Monaghan Medical Corporation, Assess, and Personal Best, which are all quantitative monitors.  Kidz-Med believes it has a competitive advantage over its competitors because of the WhistleWatch’s simplicity, reliability, and low cost.

Principal Suppliers

Since we act primarily as a distributor of a broad range of healthcare and medical products, we rely on the timely delivery of each product from the manufacturer, with which we have a distribution agreement.

•	Thermofocus 5-in-1 is manufactured by Tecnimed Srl of Italy
•	Kidz-Med Medicine Dispenser is manufactured by Blue Dot Properties, Ltd.
•	ScaldSafe Temperature Ring is manufactured by Insight Medical, Ltd.
•	WhistleWatch Asthma Alert is manufactured by Whistle Watch SA (Pty) Ltd.
•	Kidz-Med Nebulizer is manufactured by Life Tools Technologies from Ancona Italy.

Dependence on One or a Few Major Customers

We estimate that currently, sales to Babies “R”Us account for approximately 60% of our revenue.

Intellectual Property

Trademarks

The ScaldSafe Temperature Ring, Kidz-Med Medicine Dispenser, WhistleWatch Asthma Alert, and Kidz-Med Nebulizer are all registered with the US Patent and Trademark Office under the Kidz-Med trademark.  The Thermofocus 5-in-1 is a registered trademark of Tecnimed; Kidz-Med plans to file for a registered trademark of its own for the name “Never Touch 5-in-1” for its own non-contact thermometer.

Patents

The Thermofocus 5-in1 is protected by four US patents (nos. 6,196,714, 6,527,439, 6,742,927, and 7,001,066).  The Medicine Dispenser is protected by one US patent (no. 5,843,030).  The Disintegrator is protected by US patent (no. 6,384,362)

Government Approval

The Federal Drug Administration (“FDA”) has approved the Thermofocus 5-in-1, Kidz-Med Medicine Dispenser, WhistleWatch Asthma Alert, and Kidz-Med Nebulizer as medical products and devices.  In addition, the Thermofocus 5-in-1 has received FDA approval under Section 510(k) of the United States Food, Drug and Cosmetic Act to market this device.  Our only product that has not received FDA approval is the ScaldSafe Temperature Ring because management believes that such approval is not required.  The company plans to have a fully compliant FDA facility in Ohio; this operation facility will relocate to South Florida during the Summer of 2010.

Employees

As of January 12, 2010, we had four full-time employees.  We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

DESCRIPTION OF PROPERTY

We lease a 3,500 square foot facility at 9929 East Washington Street, Unit C, Chagrin Falls Ohio.   Our monthly rent is $3,000 on a six month lease which commenced in November 2009.

LEGAL PROCEEDINGS

On July 7, 2008, we filed a complaint in the United States District Court, Southern District of New York against Tecnimed, Srl for breach of contract and tortious interference with the distribution contract between the parties.  This matter was settled on March 6, 2009.  KM will retain the right to sell exclusively to Walgreens, BRU, CVS.com and any other retailers approved by Tecnimed.  All proceeds from the sales at these retailers will be split evenly between Kidz-Med and Tecnimed.  The Settlement Agreement supersedes and replaces the previous distribution agreement dated March 31, 2008.

On August 15, 2008, Exergen Corporation filed suit with the United States District Court for the District of Massachusetts against Kidz-Med, Inc., American Scientific Resources, Inc. and Tecnimed, Srl for patent infringement.  We have hired legal counsel and intend to vigorously defend ourselves in this matter.

In October 2009, Shrink Nanotechnologies, Inc. (formerly known as AudioStocks, Inc.) filed suit against us and our officers and directors, among others in the Superior Court of the State of California for the County of San Diego, North County Division. The action alleges that the Company and Stalt, Inc. (the Company’s former transfer agent) have refused to allow the plaintiff to have the legend removed on 2,000,000 shares of the Company’s Common Stock that were issued to the Plaintiff.  The plaintiff alleges breach of contract, anticipatory breach of contract, fraud and misrepresentation, breach of covenant of implied good faith and fair dealing.  The plaintiff seeks at least $1,428,000 and asks the court to compel the Company though Stalt, Inc.  (its former transfer agent) to issue shares of its Common Stock equal to the damages determined at trial. The action also seeks punitive damages in excess of $4,248,000.  We deny the allegations raised by Shrink Nanotechnologies.   and have filed a cross-complaint against them alleging that that they did not provide the services they were obligated to provide to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this prospectus that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•      Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•      Our ability to raise capital when needed and on acceptable terms and conditions;

•      The intensity of competition; and

•      General economic conditions.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

 Overview

Though our subsidiaries, we provide a broad range of healthcare and medical products distributed primarily to surgical supply dealers and retail drug chains. We currently are comprised of three subsidiaries: (i) Kidz-Med, Inc. (“Kidz-Med”), (ii) Heartsmart, Inc. (“Heartsmart”) and (iii) Ulster Scientific Inc. (“Ulster”).

We recently secured placement for our flagship product, the Thermofocus 5-in-1 non-contact thermometer in Buy Buy Baby, and Babies ‘R’ Us; the product was also in over 6,500 Walgreens Drug Stores until August 2009.  We are in  the process of developing its own non-contact thermometer.  We plan to approach other major retailers in the first quarter of 2010 for placement during the 2010/2011 cough/cold season.

Sales of the Thermofocus unit averaged about 900 units per month at Walgreens from October of 2007 to August 2009. We have a limited sales history with Babies”R”Us, but the product has sold, on average, 80 units per week for the first eight weeks beginning February 1, 2009; for the first year but sales have averages 50 units per week in 2009. Product reviews of the Thermofocus unit have been very favorable, but management believes that its sales growth has been limited due to a lack of marketing.

Sales from the Kidz-Med website have averaged $2,000 to $3,000 per month during the year ending December 31, 2007 and increased to over $8,000 per month in the year ending December 31, 2008.  Web sales in 2009 have averaged over $20,000 per month. In addition to the Thermofocus thermometer, we are selling eight other products on the Internet.  These products include the Medicine pacifier, the ScaldSafe, the WhistleWatch, the Ultrasonic Nebulizer, the Children’s All Natural Vitamins, and the two Dr. Bip DVDs, a video series to help children understand and cope with life events such as hospitalization, welcoming a new baby into the family, etc.  Internet sales exceeded $12,000 in October 2008.  Management feels very strongly that this channel needs to be optimized and exploited to a much greater degree.

We are fulfilling all retail and internet orders in Chagrin Falls, Ohio.

Results of Operations

Results of Operations for the Nine Months Ended September 30, 2009 compared to September 30, 2008

For the nine months ended September 30, 2009, we had a gross profit of $56,746 compared to a gross profit of $271,445 for the nine months ended September 30, 2008.  The decrease in gross profit was primarily due to an inventory adjustment of $211,079 That was made during the nine months ended September 30, 2009, to adjust our inventory records to account for the lack of marketability, damage or loss of various products in our possession or on consignment with customers.
We had operating losses of $1,413,846 and $3,808,539 for the nine months ended September 30, 2009 and 2008, respectively.  This reduced operating loss was due to a decrease in stock based professional and director fees paid in the 2008 period compared to the 2009 period.

Interest expense was $429,361and $1,040,203for the nine months ended September 30, 2009 and 2008, respectively, a decrease of $610,842. The decrease was attributable to a reduction in principal on outstanding debt and the elimination of the amortization of debt discount in the 2009 period.

We had a net loss of $1,935,779 and $4,855,003 for the nine months ended September 30, 2009 and 2008, respectively.  This increase was due to higher operating expenses and interest expenses in 2009 compared to 2008.

Results of Operations for the Years Ended December 31, 2008 compared to December 31, 2007

For the fiscal year ended December 31, 2008, we had a gross profit of $391,447 compared to a gross loss of $114,265 for the fiscal year ended December 31, 2007.  This was due to greater product sale and related gross margin in 2008 compared to 2007 and a a reduced adjustment to our inventory records to account for the lack of marketability, damage or loss of various products in our possession or on consignment with customers in 2008 as compared to 2007.
For the fiscal year ended December 31, 2008, our total operating expenses were $5,201,629 compared with total operating expenses of $2,745,333 for the year ended December 31, 2007. The increase in operating expenses in primarily attributable to increased stock based professional and director fees paid in 2008 compared to the 2007.

Interest expense was $1,592,838 and $485,281for the years ended December 31, 2008 and 2007, respectively, an increase of $1,107,557. The increase is due to (1) the penalty interest due as a result of the notes being in default and (2) approximately $555,000 of non-cash beneficial and fair value conversion feature charges relating to the outstanding debt.

We had a net loss of $6,406,954 and 3,344505 for the fiscal years ended December 31, 2008 and 2007, respectively.  This increase was due to higher operating expenses and interest expenses in 2008 compared to 2007.

Liquidity and Capital Resources

As of September 30, 2009, we had cash of $232,740, compared to $8,133 as of December 31, 2008. As of September 30, 2009, we had a working capital deficit of $3,284,667. We estimate that our cash will be sufficient to fund our operations for one and a half months from the date of this prospectus.
We have historically satisfied operating cash requirements primarily through private placements of restricted stock, issuances of debt securities, and issuances of restricted common stock to satisfy balances currently outstanding, the issuance of convertible debt and warrants, operating cash flow and cash funding from related parties, as required.  We anticipate that our cash requirements will continue to increase as we continue to expend substantial resources to distribute our products.  We cannot assure you that we can realize sufficient revenues to satisfy our business plan and further, we cannot assure you that we can procure alternative sources of financing.

Promissory Notes Payable

On September 28, 2007, the Company issued a promissory note to a lender (“Lender 1”) in the aggregate principal amount of $267,500 (“Note 2”) and received cash proceeds in the sum of $250,000.  In conjunction with the issuance of Note 2, effective September 28, 2007, we issued 125,000 shares of our common stock to Lender 1 valued at $0.18 per share, the trading price on that day.  We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock.  These warrants are exercisable over a three year period beginning September 28, 2007 at a price of $0.25 per share.  The value of the warrants has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 189%, risk-free interest rate of 4.03%, and an expected life of three years.  The value of the warrants issued amounted to $34,744 and was amortized to interest expense over 6 months.   Interest accrues on Note 2 at a rate of 12.0% per annum.  All principal and interest accruing under Note 2 was due March 28, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 2, Lender 1, at its option, may declare the entire unpaid balance of principal and interest immediately due and payable.  In the event of default, interest accrues at the rate of 6.0% per month on any unpaid obligation and is payable in cash and shares of our common stock.  The Company has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  As of September 29, 2009, no agreement has been reached with Lender 1 to modify the loan terms. As of December 31, 2008 and 2007, the outstanding principal balance on Note 2 was $249,104 and $267,500.   Accrued interest payable amounted to $113,420 as of December 31, 2008, including interest accrued at the default rate. On October 22, 2007, the Company issued a promissory note to a lender (“Lender 2”) in the aggregate principal amount of $262,500 (“Note 3”) and received cash proceeds from Lender 2 in the sum of $250,000.  In conjunction with the issuance of Note 3, effective October 22, 2007, we issued 125,000 shares of our common stock to Lender 2 valued at $0.23 per share, the trading price on that day.  We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock.  These warrants are exercisable over a three year period beginning October 22, 2007 at a price of $0.25 per share.  The value of these warrants has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 168%, risk-free interest rate of 3.88%, and an expected life of three years. The value of the warrants issued amounted to $41,477 and was amortized to interest expense over 4 months.  Interest accrues on Note 3 at a rate of 12.0% per annum. All principal and interest accruing under Note 3 was due February 22, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 3, Lender 2, at its option, may declare the entire unpaid balance of principal and interest immediately due and payable.  In the event of default, interest accrues at the rate of 6.0% per month on any unpaid obligation and is payable in cash and restricted shares of our common stock.  The Company has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  As of September 29, 2009, no agreement has been reached with Lender 2 to modify the loan terms.  As of December 31, 2008 and 2007, the outstanding principal balance was $258,375 and $262,500.  Accrued interest payable amounted to $189,086 as of December 31, 2008, including interest at the default rate. As of September 30, 2009, the Company had $460,479 of principal outstanding to two lenders for Note 2 and Note 3 discussed above.  During the nine months ended September 30, 2009, the Company issued 161,874,249 shares of common stock to the two lenders in satisfaction of, and in anticipation of, penalty interest due on the two notes.  153,733,633 of these shares were used to pay interest amounting to $188,677.  As of September 30, 2009, 8,140,616 shares were deemed to have been issued for prepaid interest and were valued at the closing bid price at the time of issuance.  During the nine months ended September 30, 2009, the Company paid $47,000 of principal toward these two notes, but has not met all of its obligations under these notes and as a result an event of default is continuing.  The Company has been negotiating with the holders of these two notes to amend payment terms and other provisions.

On October 30, 2007, the Company issued a promissory note to Tecnimed, Slr  (the “Vendor”) in the aggregate principal amount of $350,000 (“Note 4”) secured by inventory received from the Vendor.  Interest accrued on Note 4 at a rate of 10% per annum.  All principal and interest accruing under Note 4 was due on or before April 30, 2008.  As of December 31, 2008 and 2007, the outstanding principal balance was $232,913 and $350,000, respectively.   In conjunction with the issuance of Note 4, effective October 30, 2007, we issued 375,000 of our common stock valued at $0.26 per share, the trading price on that day.  On April 30, 2008, the Company issued a second promissory note to the Vendor in the aggregate principal amount of $258,800 (“Note 5”) secured by inventory received from the Vendor.  Interest accrued on Note 5 at a rate of 10% per annum.  All principal and interest accruing under Note 5 was due on or before September 30, 2008.  As of December 31, 2008 the outstanding principal balance was $258,800.  As of December 31, 2008 accrued interest payable on Notes 4 and 5 amounted to $51,484.  As of September 30, 2009 the Company had $327,511 of principal outstanding on the two promissory notes to Tecnimed, Slr. On March 6, 2009, the Company entered into a Settlement Agreement with the Vendor, whereby the parties agreed to: termination of the existing distribution agreement as amended, payment terms with regard to sold and unsold product, new terms with regard to sales and distribution of existing product, mutual releases of claims against one another, and modification to certain indemnity provisions, among other provisions.  As part of the Settlement Agreement, the Company agreed not to make any cash distributions to shareholders, officers, directors and employees (apart from ordinary salary), and pay the Vendor 30% of any of capital raised (excluding any financing for working capital), until the obligation to the Vendor has been fully satisfied.  Further, the Company agreed to an even split of cash received from customers until the debt is paid in full.  In addition, the Vendor agreed to waive all penalties, fees and interest above 6% compounded annually, with respect to the notes, and forbear collection proceedings for 18 months from the date of the Settlement Agreement provided the Company is in compliance with the obligations within the Settlement Agreement.  During the nine months ended September 30, 2009, the Company paid $164,202 of principal on the two promissory notes held by the Vendor.

On November 5, 2005, the Company received $300,000 from a shareholder as a short term cash advance.  A promissory note was never issued and no agreements were entered into regarding the payment of principal and interest.  As of December 31, 2008 and 2007, no demand had been made for repayment and the Company had not made any principal payments towards this advance, nor accrued any interest.

On July 15, 2008, the Company issued an unsecured promissory note to a lender in the aggregate principal amount of $25,000 for cash.  The principal amount of this note was due in full on September 16, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  In the event of default as defined in the promissory note, the note shall be immediately due and payable, plus interest at 1.5% per month on the balance outstanding, plus any fees incurred.  As of December 31, 2008, principal outstanding on this note was $23,500.  This loan has been paid in full.

As of December 31, 2008 and 2007, the Company had outstanding principal balance due on an unsecured installment note with a financial institution in the amounts of $44,634 and $67,088, respectively.  This  note calls for monthly payments of principal of $2,057 plus interest on the outstanding balance at prime plus 1.50% with a final maturity on December 14, 2010.

On February 25, 2008, the Company entered in a $70,000 unsecured, revolving line of credit with a consultant bearing interest at 10% per annum.  A portion of the credit line was used to pay outstanding Company obligations in the amount of $41,750.  The credit line is supported by a convertible promissory note whereby the holder may, at any time, convert the outstanding principal and interest to shares of our common stock at a conversion price of $0.05 per dollar outstanding.  In addition, the Company granted the holder a warrant to purchase up to 250,000 shares of our common stock exercisable for a five year period at an initial exercise price of $0.25 per share.  The line of credit matured April 30, 2008.  The note called for monthly payments of interest until May 1, 2009, when all outstanding principal and interest was due and payable.  This note had an outstanding balance of $41,750 at December 31, 2008.  As consideration for services performed under the consulting agreement, on March 7, 2008, we issued 1,172,442 shares of our common stock valued at $117,244, and on June 19, 2008, we issued 7,991,902 shares of our common stock valued at $59,939. On December 9, 2009, this matter was completely settled by the conversion of the note into 3,699,067 shares of common stock.

Related Party Notes

On July 30, 2007, the Company received cash and issued a promissory note (“Note 1”) to a relative of our chief executive officer in the principal amount of $125,000.  Interest accrued on Note 1 at a rate of 24.0% per annum and was to be paid monthly.  All principal and accrued interest under Note 1 was due on or before October 30, 2007.  The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  In the event of default, the note calls for interest at 36% per annum.  The loan is collateralized by 5,300 units of the Company’s Thermofocus product.  As of December 31, 2008 and 2007, the outstanding balance is $119,041 and $121,081, respectively.  Accrued interest payable amounted to $42,656 at December 31, 2008. During the nine months ended September 30, 2009, the Company made $31,000 of principal payments to related parties in partial satisfaction of balances outstanding.

During the year ended December 31, 2007, three board members advanced the Company an aggregate of $132,448.  On June 26, 2007, the Company granted each board member 500,000 shares of our common stock in settlement in full settlement of the advances.  The shares were valued at $255,000 resulting in interest expense of $122,552.

During the years ended December 31, 2008 and 2007, two of the Company’s board members, and ASR Realty Group, LLC (“ASR”), an entity affiliated with a former board member, advanced funds to the Company for working capital on a non-interest bearing basis.  The principal balance due to the board members was $73,180 and $23,580 at December 31, 2008 and 2007, respectively.  One of these advances in the amount of $27,000 due to ASR, is secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum.  In May, 2006, the Company entered into a five year lease agreement to lease office space from ASR.  The terms of the lease called for monthly payments of $14,583 with annual escalations at 3%.  ASR terminated the lease agreement on April 5, 2007, and released the Company from its lease obligations.  As a result the release, the Company recorded an increase to additional paid-in capital of $78,256 as forgiveness of debt.

Convertible Promissory Notes

During 2007, the Company entered into two different subscription agreements with various investors.  The first agreement (A) was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 750,000 shares of common stock and 1,500,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 25,000 common shares, and 50,000 warrants).   The second agreement (B) was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 1,500,000 shares of common stock and 3,000,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 50,000 common shares and 100,000 warrants). The Company sold 4.10 units of agreement (A) and 14.00 units of agreement (B) for $905,000 of proceeds.  Subsequent to the Company entering into agreements with the investors under agreement (B), the Company’s Board of Directors resolved to grant the investors under agreement (A) an additional 102,500 common shares and 205,000 warrants to make them equal to the investors under agreement (B).  The Company recorded $18,310 and $23,734 for the 102,500 common shares and 205,000 warrants, respectively as a financing cost (expensed to interest expense immediately) based on their values at June 25, 2007, the date the Board of Directors agreed to grant the additional shares and warrants.
The convertible promissory notes accrue interest at 10% and were due on the first anniversary of their issuance date. They were convertible into shares of our common stock at the option of each holder at (1) $0.25 per share, or (2) a 20% discount to the price per share issued in a financing transaction of at least $2,000,000, or (3) in the event of default, the conversion price would be adjusted to equal 80% of the Company’s average closing stock price during the five trading days prior to default.

At their commitment date each convertible promissory note was tested for a beneficial conversion feature by comparing the effective conversion price to the fair value of the Company's stock.  The Company recognized a beneficial conversion feature of $187,183 which was recorded as a discount to the convertible promissory notes with an offset to additional paid-in capital. Additionally, the relative fair value of the warrants and common stock of $118,421 and $105,284, respectively, was calculated and recorded as a further reduction to the carrying amount of the convertible debt and as addition to paid-in capital.  The Company is amortizing the debt discount over the term of the debt.  Amortization of debt discount for the year ended December 31, 2008 and 2007 was $217,948 and $206,679, respectively.  The fair value of the warrants was measured utilizing the Black-Scholes fair value methodology using assumptions of 5 years for expected term, volatility of 115%, no dividends and a risk free interest rate of 4.7.
Each convertible promissory notes issued in the subscription agreements had a term of one year and were not repaid.  Due to the default and reset of the conversion price to 80% of the fair value of the Company’s common stock five days prior to the default, the Company tested each convertible promissory note for an incremental beneficial conversion feature.  As a resulted, the Company recognized $438,365 of interest expense in 2008.
The subscription agreements contained a registration rights penalty whereby, commencing upon six months from an initial unit sale and, for each monthly period thereafter that the common stock and the common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder.  The Company failed to file a registration statement and consequently, beginning August 2007, the Company began valuing 4,167 warrants per outstanding unit as a penalty. The penalty warrants have been determined to be a derivative instrument.  Their value has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 115%, risk-free interest rate of 4.7%, and an expected life of five years. The aggregate value of the penalty warrants issued amounted to $5,724 and $9,525 for the years ended December 31, 2008 and 2007, respectively.  The derivative liabilities were adjusted to their fair values of $549 and $3,969 at December 31, 2008 and 2007, respectively. For the nine months ended September 30, 2009, the value of the penalty warrants has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 331.88%, risk-free interest rate of 1.85%, and an expected life of five years.  The aggregate value of the penalty warrants issued amounted to $5,748 and $5,624 for the nine months ended September 30, 2009 and 2008, respectively.  The derivative liabilities were adjusted to their fair values of $91,055 and $549 at September 30, 2009 and December 31, 2008, respectively.

Convertible Redeemable Debentures.  From September to November 2008, the Company issued convertible redeemable debentures in the aggregate principal amount of $175,000. These convertible debentures accrue interest at 8.0% per annum and, at the option of the holder, are convertible to shares of our common stock at a conversion price of equal to 60% of the lowest closing bid price of the common stock as reported on the Pink Sheets (or any exchange on which our shares may be traded in the future) on the day the notice of conversion is received by the Company.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.  The Company accounted for the conversion features of the debentures in accordance with SFAS No. 150,  “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”), as the conversion feature embedded in the debenture could result in the note principal being converted to a variable number of the Company’s common shares.  Based on the discount to market of 60%, the Company determined the fair value of the conversion feature liability to be $116,667.  The Company recorded the $116,667 to interest expense as the commitment dates.  During 2008 a total of $105,400 of face amount of the debentures were converted into 100,540,000 common shares.  As of December 31, 2008, the outstanding principal balance of the convertible redeemable debentures was $69,600 and the liability for conversion feature is $46,400. During the nine months ended September 30, 2009, $69,600 of convertible redeemable debentures and $46,400 of the related liability for the conversion feature was converted into 231,408,562 shares of common stock.  In addition, 11,752,256 shares of common stock were issued to pay interest on these debentures while outstanding in the amount of $2,736.

Summary of Significant Accounting Policies

Principles of Consolidation. The accompanying consolidated financial statements include the accounts of American Scientific Resources, Inc., and its subsidiaries.  All significant inter-company transactions have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition.  The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission Staff Accounting Bulletin No. 104.  Revenue is recognized when persuasive evidence of an arrangement exists, when the selling price is fixed or determinable, when delivery occurs and when collection is probable.  The Company recognizes product sales revenue when products are shipped or ownership has transferred.

The Company records shipping and handling costs billed to customers and related expense in cost of goods sold, in accordance with its revenue recognition policy.

Cash and Cash Equivalents.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable.  Accounts receivable are stated at net realizable value.  Management provides for uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts and historical collection information.  Balances that are deemed uncollectible after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Inventories.  Inventories are stated at lower of cost or market using the first-in, first-out method and consist only of finished product.  The Company reviews inventory on-hand and consigned to others, and provides for missing, obsolete and damaged product periodically based on the review results.

Fixed Assets.  Fixed assets are comprised of computer equipment and are stated at cost and depreciated using the straight-line method, over the asset’s estimated useful life.

Income Taxes. The Company provides for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“SFAS 109”) using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.  SFAS 109 requires the Company to recognize income tax benefits for loss carry forwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carry forwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carry forwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  Previously, the Company had accounted for contingencies in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies.”  The interpretation provides guidance on recognition, classification and disclosure concerning uncertain tax benefits and tax liabilities.  The evaluation of a tax position requires recognition of a tax benefit or liability if it is ‘more-likely-than-not’ that it will be sustained upon examination.  For tax positions meeting the ‘more-likely-than-not’ threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  The adoption of FIN 48 had no impact on the Company’s financial statements as the Company has not recognized any uncertain income tax positions.

Stock Based Compensation.  The Company has exchanged its common stock for services rendered by employees, directors and consultants.  The Company accounts for stock and stock options issued for services and compensation to employees under the provisions of SFAS No. 123(R) (as amended), “Share Based Payments,” SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  For non-employees, stock grants and stock issued for services are valued at either the invoiced or contracted value of services provided, or to be provided, or the fair value of stock at the date the agreement is reached, whichever is more readily determinable.  Warrants or options issued for services provided, or to be provided, are valued at fair value at the date the agreement is reached.

Earnings (Loss) Per Share.  Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the periods.  Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year

Concentration of Credit Risk.  Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit financial institutions.  The Company extends credit to its customers, all on an unsecured basis, after performing certain credit analysis.  The Company continually performs credit evaluations of its customers and maintains an allowance for doubtful accounts for potential credit losses.

Fair Value of Financial Instruments. The carrying values of accounts receivable, inventory, accounts payable, and accrued expenses approximate their fair values due to their short term maturities. The carrying values of the Company's long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to the Company. It was not practical to estimate the fair value of the convertible debt. In order to do so, it would be necessary to obtain an independent valuation of these unique instruments. The cost of that valuation would not be justified in light of the materiality of the instruments to the Company.

Fair Value Measurements.  Effective January, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”).  In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement 157”, which provides a one year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provision of SFAS 157 with respect to its financial assets and liabilities only. SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for an asset or liability in an orderly transaction between participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities

•
Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

Effective January 1, 2008, the Company could have adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for specified financial assets and liabilities on a contract-by contract basis. The Company did not elect to adopt the fair value option under this SFAS.

Derivative Instruments.  Derivative instruments consist of certain common stock warrants. These financial instruments are recorded in the balance sheets at fair value as liabilities. Changes in fair value are recognized in earnings in the period of change.

Recent Accounting Pronouncements

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles — Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.

Effective January 1, 2009, the Company adopted FASB ASC Topic 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. ASC 805 also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC 805 also provides guidance for recognizing changes in an acquirer’s existing income tax valuation allowances and tax uncertainty accruals that result from a business combination transaction as adjustments to income tax expense.

In April 2009, the FASB issued updated guidance related to business combinations, which is included in the Codification in ASC 805-20, Business Combinations — Identifiable Assets, Liabilities and Any Noncontrolling Interest (“ASC 805-20”). ASC 805-20 amends and clarifies ASC 805 to address application issues regarding initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. In circumstances where the acquisition-date fair value for a contingency cannot be determined during the measurement period and it is concluded that it is probable that an asset or liability exists as of the acquisition date and the amount can be reasonably estimated, a contingency is recognized as of the acquisition date based on the estimated amount. ASC 805-20 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company adopted this pronouncement in connection with the Disintegrator acquisition.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. Certain officers and directors of the Company have provided personal guarantees to our various lenders as required for the extension of credit to the Company.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is listed on the Pink Sheets under the under the symbol “ASFX.PK.”  The following table sets forth the quarterly high and low sale prices for our common shares on the Pink Sheets for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	Sale Price
Period	High	Low
Fiscal year 2010:

March 31, 2010 (as of January 22, 2010)	0.014	0.01

Fiscal Year 2009:

December 31, 2009	0.072	0.01
September 30, 2009	0.08	0.001
June 30, 2009	0.014	0.0002
March 31, 2009	0.005	0.0004

Fiscal Year 2008:

December 31, 2008	0.008	0.0015
September 30, 2008	0.021	0.0013
June 30, 2008	0.02	0.006
March 31, 2008	0.11	0.015

Fiscal Year 2007:

December 31, 2007	0.29	0.096
September 30, 2007	0.25	0.12
June 30, 2007	0.56	0.17
March 31, 2007	0.88	0.37

As of January 22, 2010, the last sale price reported on the Pink Sheets for the Company’s Common Stock was $0.01 per share.

We have approximately 610 record holders of our common stock as of January 15, 2010. This number does not include stockholders for whom shares were held in a "nominee" or "street" name.

Penny Stock Rules

Our shares of Common Stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

Securities Authorized for Issuance Under Equity Compensation Plan

We have an employee stock option plan under which 3,000,000, have been reserved for issuance.   The following table shows information with respect this plan as of the fiscal year ended December 31, 2008.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	0	N/A	3,000,000
Equity compensation plans not approved by security holders	—	—	—
Total	0	N/A	3,000,000

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of the Company are as follows:

Name	Age	Position
Christopher F. Tirotta	49	Chief Executive Officer and Chairman
Thomas W. Materna	64	Director
Felix B. Reznick	36	Director
Jason M. Roth	34	Director

Background of Executive Officers and Directors

Christopher F. Tirotta founded KiDz-Med, Inc. in 1993.  He assumed his current positions of CEO, Chairman of the Board and Secretary of American Scientific Resources, Inc. in April 2007.  He has served as a director of the Company since 2004. Dr. Tirotta oversees all operational aspects and strategic initiatives of the Company, including the Heart Smart System product line as well as the expansion of its leading Kidz-Med brand. Dr. Tirotta is the Director of Cardiac Anesthesia of the Congenital Heart Institute of Miami Children’s Hospital and Arnold Palmer Hospital for Children.  He is also a Clinical Assistant Professor of Anesthesiology at the University Of Miami School Of Medicine.  Dr. Tirotta received his BA in biochemistry from Cornell University in 1982 and his MD from New York University School of Medicine in 1986.  He completed his internship in Internal Medicine at SUNY at Stony Brook in 1987 and his residency in Anesthesiology at the University of Miami/Jackson Memorial Medical Center in 1990; he sub-specialized in pediatric and cardiovascular anesthesia.  He received his MBA from Columbia University in 1999. Dr. Tirotta was inducted into Phi Beta Kappa in 1982, was inducted into Beta Gamma Sigma in 1999, graduated Cum Laude from Cornell University and was the recipient of the Robert D. Dripps Memorial Award for the outstanding graduate resident in anesthesiology in 1990.  He is a Diplomat of the American Board of Anesthesiology and a Diplomat of the National Board of Medical Examiners.  He is licensed to practice medicine in the states of Florida and New York. Dr. Tirotta is a member of numerous professional societies and has served on a number of hospital committees.  He is also responsible for giving numerous medical lectures and is actively engaged in clinical research.

Thomas W. Materna has served as a director since 2004.  Dr. Materna has been self-employed in the practice of Ophthalmology in the state of New Jersey since 1978. He received a BA Degree from the College of the Holy Cross, Worcester, Massachusetts in 1966. Dr. Materna received his medical degree in 1971 from the State University of New York’s Downstate Medical Center, in Brooklyn, NY. He did his surgical internship at New York Hospital’s Cornell University Medical Center from 1971 through 1972. He saw active duty as a general medical officer in the United States Navy. He was stationed in both Southeast Asia at BUMED, and Washington, DC. He participated in family practice residency from 1974 through 1975 at King’s County Hospital, Brooklyn, NY and an ophthalmology residency from 1975 through 1978 at the New York Eye, Ear and Nose Hospital. He received his MBA from Rutgers University in 1992. He is a member of a number of professional societies including The Society of Medical Consultants for the Armed Forces. He has also served on the Board of Directors at Dezomark, a medical company in Lviv, Ukraine.

Felix B. Reznick Esq. has been a director since December 2008. Mr. Reznick studied law at both Boston College Law School and the New York University School of Law, receiving his law degree from Boston College Law School (J.D. 1998), and was a University and Dean's Scholar at the New York University Stern School of Business, receiving his undergraduate degree in Accounting and Finance (B.S., cum laude, 1994). Since then, Mr. Reznick has practiced law at Cadwalader, Wickersham & Taft and Rosenman & Colin LLP.  Since 2001, Mr. Reznick has been the managing member of the Law Offices of Felix B. Reznick, Mr. Reznick is experienced in various types of law including corporate, employment, trust and estates, bankruptcy, real estate and general business.  Having represented a diverse array of clientele including companies in the areas of media, film, Internet, software, cosmetic, food services, retail, and commercial real estate, he has also worked with investment banks and funds and not-for-profit foundations.

Jason M. Roth served as a director since September 17, 2009, and Senior Vice President and Director of Business Development of the Company since September 2009. From 1993 until 2004 Mr. Roth served in various positions in several businesses generating over $300 million in sales. In 2004, Mr. Roth purchased Safeguard Medical Device Inc. and renamed the company Safeguard Medical Technologies LLC, the only Class III FDA approved manufacturing facility in North East Ohio.

Board of Directors

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.  We reimburse all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

Board Committees and Independence

We currently have four directors. Our Bylaws authorized the Board of Directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. No incumbent director attended fewer than seventy-five percent (75%) of the total number of meetings of the Board of Directors held during 2008.  We do not currently have any committees.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the last three fiscal years, certain compensation paid by the Company, including salary, bonuses and certain other compensation, to its Chief Executive Officer and its Chief Financial Officer. There were no other executive officers whose total annual compensation (including bonuses) exceeded $100,000.  The executive officers listed in the table below are sometimes referred to as the “named executive officers” in this registration statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Christopher F. Tirotta,	2008	120,000	(1)		500,000	(2)					620,000
President, CEO	2007	80,000	(1)								80,000
and Director	2006	-									0

Teresa McWilliams	2008	177,000		-	3,000		-	-	-	-	180,000
(former CFO)	2007	30,000		-			-	-	-	-	30,000
	2006	-		-			-	-	-	-	0

(1)	In connection with his employment agreement, Dr. Tirotta’s salary is being deferred and accrued at $10,000 per month for years ending 2007 and 2008.
(2)	Consists of a grant in February 2008 of 10,000,000 shares of common stock valued at $500,000 for services as director.

Employment Agreements

Effective April 5, 2007, we entered into an employment agreement, dated September 4, 2007, with Dr. Tirotta, our President and Chief Executive Officer.  Dr. Tirotta’s employment agreement provides for a term to continue at the discretion of the Board of Directors. Dr. Tirotta is entitled to an initial annual base compensation of $120,000 per year ($10,000 per month).  It was agreed that Dr. Tirotta’s salary shall accrue and be payable to Dr. Tirotta once we either generate positive revenue for one month above the baseline revenue existing as of April 5, 2007 (On April 5, 2007, such revenue was $12,118.50), or raise in excess of One Million Dollars ($1,000,000) commencing April 5, 2007, whichever occurs first.  We agreed to pay Dr. Tirotta his accrued salary in full at that time.  As revenues continue, Dr. Tirotta’s monthly salary will remain current and payable on an ongoing basis. We also agreed to pay Dr. Tirotta a bonus of up to ten percent (10%) of the net profits of the Company (with a maximum bonus of one million dollars ($1,000,000) per year.  He will also be entitled to an additional bonus of $25,000 for the first $1 million worth of revenue generated and $25,000 for the second $1 million worth of revenue generated. As of the date of this prospectus, Dr. Tirotta has been paid his salary through December 31, 2007, and is owed his salary and bonus which has accrued since December 31, 2007. Dr. Tirotta was granted the right, but never received, 500,000 shares of common stock for his work in rescuing the Company from bankruptcy.

The company entered into an employment agreement with Mr. Jason M. Roth on September 13th, 2009. Mr. Roth’s employment agreement calls for an annual salary of $120,000 that becomes payable when sales from the Disintegrator or other products introduced by Mr. Roth reach $500,000 or the company raises $500,000 in outside capital or some combination thereof. When this same combination of sales or outside capital reaches $2.5 million the salary becomes $240,000 annually.

We are not a party to any other employment agreement with our named executive officers or directors.

Effective January 12, 2008, we entered into a consulting agreement with Teresa McWilliams, our former acting CFO, pursuant to which she is to receive $95 for each hour of financial consulting services rendered from January 1, 2008.  The agreement is for one year, renewable annually for successive one-year terms. This agreement was terminated August 27, 2009, when Ms. McWilliams employment ceased.

Other than with respect to the employment agreement with Dr. Tirotta and Mr. Roth, our Board of Directors has complete discretion as to the appropriateness of (a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) incentive plan to award executive officers and key employees.

Other than as provided in Dr. Tirotta’s and Mr. Roth’s employment agreements, our Board of Directors is responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company. The goals of the Company are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. The Company intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied into performance, incentive bonuses may be available to certain executive officers and key employees. In the future, executive compensation may include, without limitation, cash bonuses, stock option grants and stock reward grants.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information relating to the vested and unvested option awards, and stock awards that have not vested, held by the named executive officers as of December 31, 2008. Each award to each named executive is shown separately. All options shown vested immediately and are currently exercisable.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher F. Tirotta, President, CEO and Director	-	500,000		0.25	4/5/10	500,000	2,750	(1)	–	–
Teresa McWilliams (Former CFO)	-	-	-	-	-	-	-		-	-

(1)	Based on the closing price of the Company’s stock on December 31, 2008.

Director Compensation for Year Ending December 31, 2008

Director Compensation

The directors did not receive any other compensation for serving as members of the board of directors except that listed in the table below. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors and we do not intend to pay any compensation to our directors in the future.  Directors who are also executive officers of the Company do not receive any additional compensation for their service on the Board.  Directors are also reimbursed for their expenses in connection with their activities as directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)

Christopher Tirotta	-	0	(1)	-	0	(1)

Thomas W. Materna	-	500,000	(2)	-	500,000	(2)

Donald C. Bennett *	-	500,000	(2)	-	500,000	(2)

(1)	Dr. Tirotta received a stock award for his services as a director valued at $500,000, which amount was reflected in the Summary Compensation Table, above.
Consists of a grant in February 2008 of 10,000,000 shares of common stock valued at $500,000, for such individual’s services as a director. This was valued at $0.50 per share, based on the market price of the stock on the date of the stock grant.
*No longer serving on the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists ownership of our Common Stock as of November 20, 2009. The information includes beneficial ownership by (i) holders of more than 5% of our Common Stock, (ii) each of our three directors and executive officers and (iii) all of our directors and executive officers as a group.

 The number and percentage of shares beneficially owned is determined in accordance with Rules 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Percentage of beneficial ownership is based on 1,893,340,600 shares of common stock outstanding as of December 28th, 2009.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Stock		Percentage of Class of Common Shares Owned

Directors and Officers:

Christopher F. Tirotta Chairman, President, CEO, Secretary and Director	29,203,310	(2)	1.54%
			___1

Thomas W. Materna Director	29,216,960		1.54%

Felix B. Reznick Director	23,364,286	(3)	__1.23%

Jason Roth Director	212,500,000	(4)	11.22%
			_____
All directors and officers of the Company as a group (4 persons)

*Less than one percent.

(1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Corporate Secretary, American Scientific Resources, Inc., 1112 Weston Road, Unit 278, Weston, FL 33326.

(2)	Includes 2,350 shares of common stock which are owned by Dr. Tirotta’s wife.
(3)
Includes 714,286 shares issuable upon conversion of convertible notes with a conversion price of $0.07 and 100,000 shares issuable upon exercise of warrants (including 50,000 warrants with an exercise price of $0.05 and 50,000 warrants with an exercise price of $0.025).

(4)	Represents shares owned by Safeguard Medical Technologies, a company 65% owned by Mr. Roth.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

There have been no material transactions during the past two years between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, nor any of their immediate family members, except as described below.

During 2007, our board members advanced $152,108 to the Company for working capital.  On June 26, 2007, we issued 1,500,000 shares valued at $255,000 to the board members as repayment of $132,448, leaving a balance due in the amount of $19,660 at December 31, 2007.  During the nine months ended September 30, 2008, the board members advanced an additional $31,333 to the Company for working capital, leaving a balance due to the board members in the amount of $50,973 at September 30, 2008.

Director Independence

Thomas W. Materna is independent as that term is defined under the Nasdaq Marketplace Rules.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American Scientific Resources, Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC's Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006.

EXPERTS

The consolidated balance sheets of the Company  as of December 31, 2008 and December 31, 2007  and the related consolidated statements of operations,  consolidated statements of changes in shareholders’ deficit and the consolidated statements of cash  flows for the years ended December 31, 2008 and 2007, included in this registration statement on Form S-1 have been so included in reliance on the consolidated report of Rosenberg, Rich, Baker Berman & Co. an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries, provided that Sichenzia Ross Friedman Ference LLP was issued 5,000,000 shares of the Company's Common Stock in connection with its services rendered to the Company for the preparation of Registration Statement that this prospectus forms a part of. The 5,000,000 shares of Common Stock are included in this prospectus.

AMERICAN SCIENTIFIC RESOURCES, INC.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Nine Months Ended September 30, 2009 and 2008

AMERICAN SCIENTIFIC RESOURCES, INC.
 IINTERIM CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Nine Months Ended September 30, 2009 and 2008

TABLE OF CONTENTS

Page

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Shareholders’ Deficit	4

Consolidated Statements of Cash Flows	5

Notes to Interim Consolidated Financial Statements	6-17

AMERICAN SCIENTIFIC RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS

		(Audited,
	(Unaudited)	Restated)
	September 30,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash	$232,740	$8,133
Accounts receivable, net	20,109	197,470
Inventory, net	296,579	784,278
Deferred compensation expense	-	329,974
Prepaid expenses and other current assets	64,427	30,841
Total current assets	613,855	1,350,696
Fixed assets, net	-	-
Excess purchase price for Disintegrator acquisition	3,476,263	-
Total Assets	$4,090,118	$1,350,696

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$730,064	$756,716
Accrued interest payable	640,140	503,598
Stock buy-back obligation	261,000	261,000
Promissory notes payable	1,110,042	1,367,326
Related party notes payable	161,221	192,221
Derivative instruments	91,055	549
Liability for conversion feature	-	46,400
Convertible promissory notes	905,000	975,149
Total current liabilities	3,898,522	4,102,959
Liability for contingent consideration from acquisition	1,601,263	-
Total liabilities	5,499,785	-

Commitments and contingencies	-	-

Shareholders' deficit:
Series A preferred stock; 500,000 and 1,000,000 shares authorized at September 30, 2009 and December 31, 2008, respectively, none outstanding
Series B convertible preferred stock; 500,000 and 0 shares authorized at September 30, 2009 and December 31, 2008, respectively, none outstanding	-	-
Common stock, $.0001 par value; 2,500,000,000 and 500,000,000 shares authorized; 1,760,658,200 and 333,783,072 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	176,066	33,378
Additional paid-in-capital	16,956,819	13,821,132
Accumulated deficit	(18,542,552)	(16,606,773)
Total shareholders' deficit	(1,409,667)	(2,752,263)
Total liabilities and shareholders' deficit	$4,090,118	$1,350,696
See accompanying Notes to Interim Consolidated Financial Statements.

AMERICAN SCIENTIFIC RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	Nine Months Ended
	September 30,
		(Restated)
	2009	2008

Product sales, net	$596,573	$571,173
Cost of goods sold	(328,748)	(299,728)
Inventory adjustment	(211,079)	-
Gross profit	56,746	271,445

Operating expenses:
Sales and marketing	79,170	118,019
General and administrative	1,391,422	3,961,965
Total operating expenses	1,470,592	4,079,984

Net loss before Other income (expense)	(1,413,846)	(3,808,539)

Other income (expense):
Interest expense	(429,361)	(1,040,203)
Change in fair value of derivative instruments	(84,758)	9,237
Other expense	(7,814)	(18,762)
Other income	-	3,264
Total other income (expense)	(521,933)	(1,046,464)

Net loss	$(1,935,779)	$(4,855,003)

Weighted average number of shares outstanding,basic and diluted	1,022,422,946	140,344,160

Basic and diluted net loss per share	$(0.00)	$(0.03)

See accompanying Notes to Interim Consolidated Financial Statements.

AMERICAN SCIENTIFIC RESOURCES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the Nine Months Ended September 30, 2009
(Unaudited)

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2008 (Restated)	333,783,072	$33,379	$13,821,132	$(16,606,773)	$(2,752,262)

Common stock issued for cash	676,340,061	67,634	768,016	-	835,650

Common stock issued to board members for compensation	87,500,000	8,750	96,250	-	105,000

Common stock and warrants issued for services	8,000,000	800	32,777	-	33,577

Common stock issued for the conversion of debt	243,160,818	24,316	92,859	-	117,175

Common stock issued for the payment of interest	161,874,249	16,187	295,785	-	311,972

Common stock issued for acquisition of assets	250,000,000	25,000	1,850,000	-	1,875,000

Net loss	-	-	-	(1,935,779)	(1,935,779)

Balance at September 30, 2009 (Unaudited)	1,760,658,200	$176,066	$16,956,819	$(18,542,552)	$(1,409,667)

See accompanying Notes to Interim Consolidated Financial Statements.

AMERICAN SCIENTIFIC RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	September 30,
		(Restated)
	2009	2008
Cash flow from operating activities:
Net loss	$(1,935,779)	$(4,855,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	-	265,118
Depreciation and amortization	-	1,140
Reserve for inventory	211,080	-
Change in fair value of derivative instruments	90,506	(3,613)
Common stock issued for interest	313,147	77,208
Stock based compensation	136,200	3,766,215
Accounts receivable	177,361	(45,871)
Inventories	276,619	(92,271)
Deferred compensation	329,974	-
Prepaid expenses and other assets	(33,587)	71,104
Accounts payable and accrued expenses	(24,821)	250,651
Accrued interest payable	136,542	163,461
Net cash used in operating activities	(322,758)	(401,861)

Cash flows from financing activities:
Proceeds from promissory notes payable	-	228,223
Payments on promissory notes payable	(257,285)	-
Proceeds from related party notes payable	-	51,810
Payment on related party notes payable	(31,000)	-
Payments on stock buy-back obligation	-	(47,500)
Proceeds from convertible promissory notes	-	41,750
Proceeds from issuance of common stock	835,650	130,008
Net cash provided by financing activities	547,365	404,291

Net increase (decrease) in cash	224,607	2,430
Cash and cash equivalents at beginning of period	8,133	7,964

Cash and cash equivalents at end of period	$232,740	$10,394

Supplemental disclosures:
Cash paid for interest	$1,050	$34,672
Cash paid for income taxes	$-	$-
Non-cash financing activities:
Common stock issued in settlement of debt	$116,000	$105,400
Issuance of common stock for deferred compensation	$-	$1,429,771
Common stock issued for interest	$313,147	$-
Common stock issued as compensation	$136,200	$-
Common stock issued for Disintegrator acquisition	$1,875,000	$-
Liability for contingent consideration for acquisition	$2,059,925	$-

See accompanying Notes to Interim Consolidated Financial Statements.

1.  ORGANIZATION

American Scientific Resources, Inc. (“ASRI”, together with its subsidiaries, the “Company”), a Nevada corporation, is based in South Florida and provides next-generation medical products and healthcare supplements sourced from around the globe. Products are distributed primarily through leading retail drug chains, nationwide medical suppliers, infomercials, and on-line sites. It is listed on Pink Quote, informally known as the Pink Sheets, and trades under the ticker symbol ASFX.PK.

The Company has three wholly-owned subsidiaries: (1) Heart Smart System, Inc. supplies nutraceutical supplements developed to aid in the prevention of cardiovascular disease, including its Heart Smart Foundation Formula supplement, which contains Hydro-QSorb®, the most bio-available form of CoQ10, (2) Kidz-Med, Inc. distributes a leading line of medical and medicine delivery devices for children and sensitive adults including the Kidz-Med Thermofocus® 5-in-1, the world's first clinical non-contact thermometer, and (3) Ulster Scientific, Inc. which introduced the very first mechanical blood-sampling device (Autolet®), thereby making possible effective home blood glucose monitoring. Ulster Scientific has pioneered many diabetes products, including insulin injection devices, disposable lancets, and clinical blood-sampling devices, as well as many other important products for health care and laboratory safety.  Ulster Scientific is currently inactive with no immediate plans to resume regular operations.  In September 2009, ASRI acquired substantially all of the assets of Safeguard Medical Technologies, LLC, which developed and patented the Disintegrator® and Disintegrator Plus®, home devises for the destruction of needles (see Note 5 – Acquisition).

2.  GOING CONCERN

These financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in the audited report as of and for the year ended December 31, 2008 and as presented in these financial statements, the Company has operating and liquidity concerns, current liabilities that exceed current assets, net losses and significant cash flow used in operations.  In addition, the Company is in default with regard to payment of certain of its obligations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.  The Company’s continued existence is dependent upon its ability to successfully execute its business plan and secure additional sources of liquidity.  Management is actively seeking new sources and methods of financing, and revenue from sales of new and existing products.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Reporting. While the information presented in the accompanying interim nine month consolidated financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America.  These interim financial statements follow the same accounting policies and methods of application as the December 31, 2008 audited financial statements of the Company, except as described in Note 4 – Restatement and Reclassification.  All adjustments are of a normal recurring nature.  Interim financial statements and the notes thereto do not contain all of the disclosures normally found in year-end audited financial statements, and these Notes to Interim Consolidated Financial Statements are abbreviated and contain only certain disclosures related to the nine month period ended September 30, 2009.  It is suggested that these interim financial statements be read in conjunction with the Company’s year-end audited December 31, 2008 financial statements.  Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that can be expected for the year ended December 31, 2009.

Principles of Consolidation. The accompanying consolidated financial statements include the accounts of American Scientific Resources, Inc., and its subsidiaries.  All significant inter-company transactions have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements. Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles — Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.

Effective January 1, 2009, the Company adopted FASB ASC Topic 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. ASC 805 also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC 805 also provides guidance for recognizing changes in an acquirer’s existing income tax valuation allowances and tax uncertainty accruals that result from a business combination transaction as adjustments to income tax expense.  See Note 5 – Acquisition.

In April 2009, the FASB issued updated guidance related to business combinations, which is included in the Codification in ASC 805-20, Business Combinations — Identifiable Assets, Liabilities and Any Noncontrolling Interest (“ASC 805-20”). ASC 805-20 amends and clarifies ASC 805 to address application issues regarding initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. In circumstances where the acquisition-date fair value for a contingency cannot be determined during the measurement period and it is concluded that it is probable that an asset or liability exists as of the acquisition date and the amount can be reasonably estimated, a contingency is recognized as of the acquisition date based on the estimated amount. ASC 805-20 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company adopted this pronouncement in connection with the Disintegrator acquisition. See Note 5 – Acquisition.

Fair Value of Financial Instruments.  The carrying values of accounts receivable, inventory, accounts payable and accrued expenses approximate their fair values due to their short term maturities.  The carrying values of the Company’s notes payable approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of similar debt currently available to the Company in the marketplace.  It is not practical to estimate the fair value of the convertible debt and the liability for contingent consideration from acquisition.  In order to do so, it would be necessary to obtain an independent valuation of these unique instruments.  The cost of that valuation would not be justified in light of the circumstances.

Fair Value Measurements. The FASB’s Accounting Standards Codification defines fair value as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

•	Level 1 – Quoted prices for identical instruments in active markets.
•	Level 2 – Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.
•	Level 3 – Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

The Company values its liability for contingent consideration and warrants in accordance with the Level 3 guidelines.  See Note 5 – Acquisition, Note 7 – Notes Payable, and Note 9 – Equity, for fair value measurements as of September 30, 2009.

Derivative Instruments. Derivative instruments consist of certain common stock warrants.  The derivative instruments are recorded in the balance sheets at fair value as liabilities.  Changes in fair value are recognized in earnings in the period of change.

4.  RESTATEMENT AND RECLASSIFICATION

The Company has restated its previously issued financial statements for the nine months ended September 30, 2008, and the year ended December 31, 2007, which also impact the presentation for the nine months ended September 30, 2008.  The Company’s year-end audited consolidated financial statements describe the restatements for the years ended December 31, 2007.  The following is a summary of the adjustments to our previously issued consolidated balance sheet and consolidated statement of operations as of and for the nine months ended September 30, 2008.

	(Unaudited)
	As Previously		(Unaudited)
	Reported		As Restated
	September 30,		September 30,
	2008	Adjustments	2008
ASSETS
Current Assets:
Cash	$10,751	$(357)	$10,394
Accounts receivable, net	253,054	(59,503)	193,551
Inventory, net	1,115,338	(131,771)	983,567
Deferred compensation expense	-	712,614	712,614
Prepaid expenses and other current assets	38,665	23,004	61,669
Total current assets	1,417,808	543,987	1,961,795
Fixed assets, net	-	-	-
Total Assets	$1,417,808	$543,987	$1,961,795
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$988,987	$(237,177)	$751,810
Accrued interest payable	-	168,725	168,725
Stock buy-back obligation	263,500	(1,000)	262,500
Promissory notes payable	1,574,904	(74,593)	1,500,311
Related party notes payable	71,471	125,000	196,471
Line of credit	51,907	(51,907)	-
Derivative instruments		356	356
Convertible promissory notes	846,586	100,164	946,750
Total current liabilities	3,797,355	29,568	3,826,923
Commitments and contingencies	-	-	-
Shareholders' deficit:
Common stock	148,688	(121,745)	26,943
Additional paid-in-capital	10,247,674	2,894,403	13,142,077
Accumulated deficit	(12,775,909)	(2,258,239)	(15,034,148)
Total shareholders' deficit	(2,379,547)	514,419	(1,865,128)
Total liabilities and shareholders' deficit	$1,417,808	543,987	$1,961,795

	(Unaudited)
	Nine Months		(Unaudited)
	Ended		Nine Months
	September 30,		Ended
	2008		September 30,
	As Previously		2008
	Reported	Adjustments	As Restated

Product sales, net	$575,836	$(4,663)	$571,173
Cost of goods sold	(306,279)	6,551	(299,728)
Inventory adjustment	-	-	-
Gross profit	269,557	1,887	271,444
Operating expenses:
Sales and marketing	122,876	(4,857)	118,019
General and administrative	3,136,131	825,834	3,961,965
Total operating expenses	3,259,007	820,977	4,079,984
Net loss before Other income (expense)	(2,989,450)	(819,090)	(3,808,540)
Other income (expense):
Interest expense	(242,087)	(798,116)	(1,040,203)
Change in fair value of derivative instruments	-	9,237	9,237
Other expense	-	(18,762)	(18,762)
Other income	-	3,264	3,264
Total other income (expense)	(242,087)	(804,377)	(1,046,464)
Net loss	$(3,231,537)	$(1,623,467)	$(4,855,004)
Weighted average number of shares outstanding, basic and diluted	154,655,897	(14,311,737)	140,344,160
Basic and diluted net loss per share	$(0.02)		$(0.03)

In addition, the Company restated the par value of its common stock per share from $.001 to $.0001 effective for the year ended December 31, 2007.  The impact of this restatement reduced the value of common stock and had a corresponding offset made to additional paid in capital for the years ended December 31, 2008 and December 31, 2007.

Certain amounts in the unaudited consolidated financial statements as of and for the nine months ended September 30, 2008 have been reclassified for comparative purposes to conform to the presentation in the unaudited consolidated financial statements as of and for the nine months ended September 30, 2009.

5.  ACQUISITION

On September 10, 2009, ASRI acquired the inventory on hand, equipment and the distribution and intellectual property rights, including a patent, for needle destruction devices known as the Disintegrator® and Disintegrator Plus®.  The acquisition was accounted for under ASC 805-20 – Business Combinations.  The Company recorded an estimate of $3,476,263 as excess purchase price the allocation of which to identified tangible and intangible assets is pending valuation. An estimate of $1,601,263 as a long-term, liability for contingent consideration at present value.  In exchange for the assets acquired, the Company issued 250,000,000 shares of its common stock, assumed a $1.2 million contingent, non-interest bearing note due to a party related to the seller, and agreed to issue up to 250,000,000 million warrants plus up to $200,000 as a cash bonus contingent upon future sales of the Disintegrator® and certain other products.  The Company also agreed to (i) hire an executive of the seller to assist with sales and marketing and entered into a ten year employment agreement with the executive (See Note 9 – Commitments and Contingencies), (ii) retain the seller for production, engineering and quality control services, and (iii) lease warehouse space from a party related to the seller on a month to month basis.  The fair value of the contingent consideration was obtained by determining the likelihood that contingency would be realized and related time period and applying a discount to present value.  Subsequent changes in the fair value of the contingent consideration will be recorded in the consolidated statement of operations when known.

The 250,000,000 shares of common stock were valued at $1.875 million, based on the closing bid price of the Company’s common stock on September 10, 2009.

The assumed $1.2 million contingent note is payable in two installments upon reaching certain targets.  The first installment of $600,000 is payable upon the Company reaching $6,000,000 in combined new capital and revenue from sales of the Disintegrator Plus® and certain other products introduced by the seller within two years of September 10, 2009.  The second installment of $600,000 is payable upon the Company reaching an additional $4,000,000 of combined new capital and revenue within two years of the due date of the first installment.  At the Company’s option, the first and second installments may each be paid over 12 months after achievement of the respective combined capital and revenue targets.  As it is probable that the Company will reach the combined capital and revenue targets within four years, the $1.2 million note obligation has been recognized.  The first installment of the note was discounted at 16% from the end of a two year period and the second installment was discounted at 16% from the end of a four year period, resulting in a present value of $777,272.  The 16% discount rate was determined as the weighted average cost of capital for small companies in the Company’s industry (Morningstar’s Ibbotson® Cost of Capital 2009 Yearbook, page 3-66).

The Company agreed to issue the seller 50,000,000 warrants to purchase an equivalent number of shares of common stock immediately upon the collection of $2.0 million in revenue from sales of the Disintegrator Plus® and certain other products.  The exercise price is equal to the closing bid price of the common shares on August 11, 2009, or $.002 per share.  Further, the Company agreed to issue the seller up to 200,000,000 warrants, in 50,000,000 tranches, immediately upon collection of an additional $5.0 million, $10.0 million, $15.0 million and $20.0 million in revenue from sales of the Disintegrator Plus® and certain other products introduced by a party related to the seller with an exercise price equal to the lesser of the closing bid price on the day prior to achieving the revenue target or the exercise price of the immediately preceding tranche.  Further, the Company agreed to pay a one-time cash bonus payment of up to $200,000 based the revenue achieved after three years.  The warrant revenue targets for each tranche must be met, and the bonus is payable, within three years of September 10, 2009.  As it is probable that the Company will reach $7.0 million in sales over the next three years, the issuance of 100,000,000 of warrants at a value of $759,925 has been recorded by the Company.  As of September 10, 2009, the value of these warrants has been determined by using the Black-Scholes pricing model with the following assumptions: no dividend yield, expected volatility of 278.50%, risk-free interest rate of 2.29%, and an estimated life of five years.  As it is probable that the Company will reach $7.0 million in sales over three years, the seller is entitled to a $100,000 cash bonus, which has been discounted to present value of $64,066 at 16% from the end of a three year period.

6.  INVENTORY

During the nine months ended September 30, 2009, the Company adjusted its inventory records to account for the lack of marketability, damage or loss of various products in its possession or on consignment with customers.

7.  NOTES PAYABLE

Stock Buy-Back Obligation.  On October 1, 2007, a demand letter was presented to the Company under the terms of a stipulation of settlement, as amended, to purchase 250,000 shares of the Company’s stock held by an investor at the price of $1.24 per share.  A liability of $310,000 relating to this matter was recorded during 2007 with an offset to additional paid-in capital.  As of September 30, 2009 and December 31, 2008, the balance outstanding on this obligation amounted to $261,000.  In May 2008, the investor filed suit against the Company for failing to comply with the terms of the stipulation.  As discussed in Note 11 – Subsequent Events, on October 16, 2009, the Company settled this law suit.

Promissory Notes Payable

As of September 30, 2009, and December 31, 2008, the Company had $460,479 and $507,479 of principal outstanding to two lenders, respectively.  During the nine months ended September 30, 2009, the Company issued 161,874,249 shares of common stock to the two lenders in satisfaction of, and in anticipation of, penalty interest due on the two notes.  153,733,633 of these shares were used to pay interest amounting to $188,677.  As of September 30, 2009, 8,140,616 shares were deemed to have been issued for prepaid interest and were valued at the closing bid price at the time of issuance.  During the nine months ended September 30, 2009, the Company paid $47,000 of principal toward these two notes, but has not met all of its obligations under these notes and as a result an event of default is continuing.  The Company has been negotiating with the holders of these two notes to amend payment terms and other provisions.

As of September 30, 2009 and December 31, 2008, the Company had $327,511 and $491,713 of principal outstanding on two promissory notes to Tecnimed, Slr (the “Vendor”). On March 6, 2009, the Company entered into a Settlement Agreement with the Vendor, whereby the parties agreed to: termination of the existing distribution agreement as amended, payment terms with regard to sold and unsold product, new terms with regard to sales and distribution of existing product, mutual releases of claims against one another, and modification to certain indemnity provisions (see Note 9 – Commitment and Contingencies regarding litigation between a competitor, Tecnimed and the Company), among other provisions.  As part of the Settlement Agreement, the Company agreed not to make any cash distributions to shareholders, officers, directors and employees (apart from ordinary salary), and pay the Vendor 30% of any of capital raised (excluding any financing for working capital), until the obligation to the Vendor has been fully satisfied.  Further, the Company agreed to an even split of cash received from customers until the debt is paid in full.  In addition, the Vendor agreed to waive all penalties, fees and interest above 6% compounded annually, with respect to the notes, and forbear collection proceedings for 18 months from the date of the Settlement Agreement provided the Company is in compliance with the obligations within the Settlement Agreement.  During the nine months ended September 30, 2009, the Company paid $164,202 of principal on the two promissory notes held by the Vendor.

During the nine months ended September 30, 2009, the Company made $30,850 of principal payments to various other lenders in partial satisfaction of balances outstanding.

Related Party Notes.  During the nine months ended September 30, 2009, the Company made $31,000 of principal payments to related parties in partial satisfaction of balances outstanding.

Convertible Promissory Notes

Subscription Agreement Debentures.  As of September 30, 2009 and December 31, 2008, the Company had $905,000 of principal outstanding on debentures to various investors.  The subscription agreements contain a registration rights penalty whereby, commencing upon six months from an initial unit sale and, for each monthly period thereafter that the common stock and the common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder.  The Company failed to file a registration statement and consequently, beginning August 2007, the Company began valuing 4,167 warrants per outstanding unit as a penalty. The penalty warrants have been determined to be a derivative instrument.  For the nine months ended September 30, 2009, the value of the penalty warrants has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 331.88%, risk-free interest rate of 1.85%, and an expected life of five years.  The aggregate value of the penalty warrants issued amounted to $5,748 and $5,624 for the nine months ended September 30, 2009 and 2008, respectively.  The derivative liabilities were adjusted to their fair values of $91,055 and $549 at September 30, 2009 and December 31, 2008, respectively.
Convertible Redeemable Debentures. During the nine months ended September 30, 2009, $69,600 of convertible redeemable debentures and $46,400 of the related liability for the conversion feature was converted into 231,408,562 shares of common stock.  In addition, 11,752,256 shares of common stock were issued to pay interest on these debentures while outstanding in the amount of $2,736.

8.  EQUITY

Increase in Common Shares Authorized and Restatement of Par Value.  In January 2009, the Company increased its common stock authorized from 500 million to 2.5 billion.  As discussed in Note 4, the Company restated its par value per common share from $.001 to $.0001 effective December 31, 2007.

Modification of Series A Preferred Stock and Authorization of Series B Preferred Stock.  During 2009, the Company amended its Articles of Incorporation to reduce the number of authorized Series A Preferred Stock, $.0001 par value, to 500,000 shares from 1,000,000 shares, modify the voting rights of the Series A Preferred Stock, and authorize 500,000 Series B Preferred Stock, $.0001 par value.  The modified Series A Preferred Stock has voting rights equal to 100,000 common shares for each Series A Preferred Share.  The Series B Preferred Stock (a) has voting rights equal to that of 100 shares of the Company’s common stock, (b) is convertible into common shares at the ratio of 100 common shares for each preferred shares, (c) is entitled to a liquidation preference upon the voluntary or involuntary liquidation, dissolution or winding up of the Company prior to any distribution of any of the assets of the Company to the holders of common stock and any other preferred stock.  The Series A Preferred Stock is senior to the Series B Preferred Stock.  The Company does not have any Series A or B Preferred Stock shares outstanding as of September 30, 2009 and December 31, 2008 (see Note 10 – Subsequent Events).

Sales of Common Shares.  During the nine months ended September 30, 2009, the Company received $835,650 from the sale of 676,340,061 shares of common stock and paid commissions of $44,350 for these sales.

Share Based Compensation

Common Stock Issued for Services to Non-Employees.  In June 2009, the Company issued 8,000,000 shares of its common stock and 8,000,000 warrants purchase an equivalent number of common shares to an entity for services rendered.  These services were valued at $33,580 based on the fair value of the common stock ($31,200) and warrants ($2,380) on the date of issuance and were recorded as general and administrative expenses in consolidated statement of operations for the nine months ended September 30, 2009.  The warrants are exercisable over 3 years at $.0015 per share and were valued using the Black-Scholes pricing model with the following assumptions: no dividend yield, expected volatility of 331.88%, risk-free interest rate of 2.00%, and an estimated life of three years.

Common Stock Issued for Services to Employees. The Company issued an aggregate 87,500,000, shares of common stock to five board members during 2009.  The shares were valued at $105,000 based on the date of issue and expensed as general and administrative expenses in the consolidated statement of operations for the nine months ended September 30, 2009.

9.  COMMITMENTS AND CONTINGENCIES

Litigation.  On August 15, 2008, a competitor filed suit with the United States District Court for the District of Massachusetts against Kidz-Med, Inc., American Scientific Resources, Inc. and Tecnimed, Slr for patent infringement with regard to the Thermofocus thermometer.  Under the distribution agreement, Tecnimed, Slr is obligated to indemnify the Company against certain actions including this patent infringement action.  However, as part of the Settlement Agreement discussed in Note 7 – Notes Payable, the Company agreed to cover its own fees and expenses in connection with this litigation and agreed to waive any claim for lost profits that may arise within the indemnification provision.  The case is in pretrial discovery and is expected to be tried next year.  Tecnimed has provided the Company with a legal opinion that the thermometer does not violate the competitor’s patents.  The Company is unable to make an independent assessment of this patent infringement action and is relying on Tecnimed’s defense of this case.  As the Company believes that Tecnimed is capable and willing to defend the Company, no provision for possible loss related to this litigation has been included in these consolidated financial statements.

Employment Agreement.  In conjunction with the Disintegrator acquisition (See Note 5 – Acquisition), the Company entered into a ten year employment agreement with an executive.  The employment agreement calls for compensation of $10,000 per month beginning upon the receipt of $500,000 of combined new capital and revenue, and $20,000 per month beginning upon the receipt of $2,500,000 of combined new capital and revenue.  The $10,000 in monthly salary shall accrue for no longer than 6 months and be payable in full immediately upon reaching $500,000 of combined new capital and revenue.  The employment agreement may be terminated by the executive in the event of default with prior notice, and by the Company for cause, death or permanent disability.

10.  RELATED PARTY TRANSACTIONS

In addition to various loans from related parties and subsequent repayments thereof (see Note 7 – Notes Payable), the Company has a license agreement with a relative of the chief executive officer.  The license agreement calls for the payment of royalties equal to 20% of revenues from the Company’s sales or permitted use of certain copyrighted and trademarked, print and video material.  The license agreement began in October 2008 and continues for successive one year terms unless terminated by either party.  For the nine months ended September 30, 2009, sales of the material and related royalties have been insignificant.

11.  SUBSEQUENT EVENTS

Litigation.  On October 16, 2009, the Company settled the complaint filed by an investor in the United States District Court of the Northern District of New York for failing to comply with the stipulation of settlement, as amended, to purchase 250,000 shares of common stock (see Note 7 – Notes Payable).  As part of the settlement, another investor agreed to purchase these common shares in exchange for the receipt of 500,000 shares of the Company’s Series B Preferred Stock.  The Series B Preferred Stock issued was valued at $275,000 on the date of issuance.  The 250,000 common shares were returned to the Company’s treasury.  On October 30, 2009, the new investor converted all of the Series B preferred shares into 50,000,000 shares of common stock.  Upon conversion, the common shares were valued at $1,150,000, the closing bid price on the day of conversion.  Subsequently, no Series B Preferred Stock was authorized or outstanding.

In October 2009, a service provider who had received restricted shares of common stock and warrants to purchase common stock as compensation for services render, filed suit against the Company, its directors and other parties for failure to lift trading restrictions on the common stock.  The service provider claims damages arising from the alleged inability to sell the shares timely and realize certain profits.  Further, the service provider is claiming anticipatory damages from alleged anticipated inability to sell certain other shares and the warrants.  The Company, based on the advice of legal counsel, believes this case is without merit and intends to vigorously defend itself.

AMERICAN SCIENTIFIC RESOURCES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2008 and 2007

AMERICAN SCIENTIFIC RESOURCES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2008 and 2007

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders’ of
American Scientific Resources, Inc.

We have audited the accompanying consolidated balance sheets of American Scientific Resources, Inc. (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations and shareholders’ deficit and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Scientific Resources, Inc. as of December 31, 2008 and 2007, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg, Rich, Baker Berman & Co.
Bridgewater, New Jersey
September 29, 2009

AMERICAN SCIENTIFIC RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2008 and 2007

	December 31,
	2008	2007
		(Restated)
ASSETS
Current Assets:
Cash	$8,133	$7,964
Accounts receivable, net	197,470	147,680
Inventory, net	784,278	891,296
Deferred compensation expense	329,974	-
Prepaid expenses and other current assets	30,841	132,773
Total current assets	1,350,696	1,179,713

Fixed assets, net	-	1,140
Total Assets	$1,350,696	$1,180,853

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$756,716	$501,159
Accrued interest payable	503,598	5,264
Stock buy-back obligation	261,000	310,000
Promissory notes payable	1,367,326	1,272,088
Related party notes payable	192,221	144,661
Derivative instruments	549	3,969
Liability for conversion feature	46,400	-
Convertible promissory notes, net of discounts of $0 and $265,118 at December 31, 2008 and 2007, respectively	975,149	639,882
Total current liabilities	4,102,959	2,877,023

Commitments and contingencies	-	-

Shareholders' deficit:
Series A preferred stock; 1,000,000 and 0 shares authorized at December 31, 2008 and 2007, respectively; none outstanding	-	-
Common stock, $.001 par value; 500,000,000 and 700,000,000 shares authorized; 333,783,072 and 26,792,508 shares issued and outstanding at December 31, 2008 and 2007, respectively	333,783	26,792
Additional paid-in-capital	13,520,727	8,476,857
Accumulated deficit	(16,606,773)	(10,199,819)
Total shareholders' deficit	(2,752,263)	(1,696,170)

Total liabilities and shareholders' deficit	$1,350,696	$1,180,853

See accompanying notes to consolidated financial statements.

AMERICAN SCIENTIFIC RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008 and 2007

	December 31,
	2008	2007
		(Restated)

Product sales, net	$910,577	$269,970
Cost of goods sold	(472,565)	(158,775)
Inventory adjustment	(46,565)	(225,460)
Gross profit (loss)	391,447	(114,265)

Operating expenses:
Sales and marketing	162,040	399,311
General and administrative	5,039,589	2,346,022
Total operating expenses	5,201,629	2,745,333

Net loss before income taxes	(4,810,182)	(2,859,598)

Other income (expense):
Interest expense	(1,592,838)	(485,281)
Change in fair value of derivative instruments	9,144	5,556
Other expense	(37,095)	(36,025)
Other income	24,017	30,843
Total other income (expense)	(1,596,772)	(484,907)

Net loss	$(6,406,954)	$(3,344,505)

Weighted average number of shares outstanding,basic and diluted	146,615,200	21,046,945

Basic and diluted net loss per share	$(0.04)	$(0.16)

See accompanying notes to consolidated financial statements.

AMERICAN SCIENTIFIC RESOURCES, INC.
CONOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT
For the Years Ended December 31, 2008 and 2007

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2006, as restated	17,330,554	$17,331	$6,128,117	$(6,855,314)	$(709,866)

Common stock and warrants issued with convertible debt	805,000	805	264,944	-	265,749

Beneficial conversion feature on convertible debt	-	-	187,183	-	187,183

Common stock issued to board members as repayment of advances	1,500,000	1,500	253,500	-	255,000

Common stock issued to employees as additional compensation	50,000	50	8,450	-	8,500

Common stock issued for services	6,231,954	6,231	1,339,811	-	1,346,042

Common stock issued for liability to be settled in stock	150,000	150	262,350	-	262,500

Common stock buy-back agreement	-	-	(310,000)	-	(310,000)

Common stock issued for the conversion of debt	100,000	100	39,900	-	40,000

Common stock issued with promissory notes	625,000	625	148,125	-	148,750

Forgiveness of related party debt	-	-	78,256	-	78,256

Warrants issued with convertible debt	-	-	76,221	-	76,221

Net loss	-	-	-	(3,344,505)	(3,344,505)

Balance at December 31, 2007, as restated	26,792,508	26,792	8,476,857	(10,199,819)	(1,696,170)

Common stock issued for cash	55,140,618	55,141	74,867	-	130,008

Common stock issued to board members for compensation	30,000,000	30,000	1,470,000	-	1,500,000

Common stock issued to employees as additional compensation	1,260,000	1,260	25,330	-	26,590

Common stock issued for services	103,222,993	103,223	2,847,549	-	2,950,772

Common stock issued for the conversion of debt	100,540,000	100,540	4,860	-	105,400

Common stock issued as additional compensation to lenders	18,586,953	18,587	110,872	-	129,459

Common stock returned by former board member and cancelled	(1,760,000)	(1,760)	1,760	-	-

Incremental beneficial conversion feature on convertible debt due to default	-	-	438,365	-	438,365

Write-off of fair value of conversion feature due to conversions	-	-	70,267	-	70,267

Net loss	-	-	-	(6,406,954)	(6,406,954)

Balance at December 31, 2008	333,783,072	$333,783	$13,520,727	$(16,606,773)	$(2,752,263)

See accompanying notes to consolidated financial statements.

AMERICAN SCIENTIFIC RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007

	December 31,
	2008	2007
		(Restated)
Cash flow from operating activities:
Net loss	$(6,406,954)	$(3,344,505)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	265,118	294,035
Amortization of deferred financing fees	-	148,750
Depreciation and amortization	1,140	21,632
Warrants issued for interest penalties	5,724	9,525
Allowance for doubtful accounts	22,385	5,838
Reserve for inventory	46,565	225,460
Change in fair value of derivative instruments	(9,144)	(5,556)
Interest for fair value of conversion feature	116,667	-
Stock based compensation	4,276,847	1,354,542
Incremental beneficial conversion feature on convertible debt	438,365	-
Excess of fair value of stock to settle related party notes	-	122,552
Changes in operating assets and liabilities:
Accounts receivable	(72,175)	(129,141)
Inventories	60,453	(956,264)
Prepaid expenses and other assets	101,932	(126,604)
Accounts payable and accrued expenses	556,107	697,850
Accrued interest payable	498,334	5,264
Net cash used in operating activities	(98,636)	(1,676,622)

Cash flows from financing activities:
Proceeds from promissory notes payable	25,000	500,000
Payments on promissory notes payable	(230,312)	(18,648)
Proceeds from related party notes payable	51,810	281,028
Payment on related party notes payable	(4,250)	(3,919)
Payments on stock buy-back obligation	(49,000)	-
Proceeds from convertible promissory notes	175,549	905,000
Proceeds from issuance of common stock	130,008	-
Net cash provided by financing activities	98,805	1,663,461

Net increase (decrease) in cash	169	(13,161)
Cash and cash equivalents at beginning of period	7,964	21,125

Cash and cash equivalents at end of period	$8,133	$7,964

Supplemental disclosures:
Cash paid for interest	$148,895	$18,395
Cash paid for income taxes	$-	$-
Non-cash financing activities:
Common stock issued in settlement of debt	$105,400	$295,000

See accompanying notes to consolidated financial statements.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

1. ORGANIZATION

American Scientific Resources, Inc. (the “Company”), a Nevada corporation, is a holding company based in South Florida providing next-generation medical products and healthcare supplements sourced from around the globe.  Products are distributed primarily through leading retail drug chains, nationwide medical suppliers, infomercials, and on-line sites.  It is listed on Pink Quote, informally known as the Pink Sheets, and trades under the ticker symbol ASFX.PK.

The Company is comprised of three wholly-owned subsidiaries: (1) Heart Smart System, Inc. supplies nutraceutical supplements developed to aid in the prevention of cardiovascular disease, including its Heart Smart Foundation Formula supplement, which contains Hydro-QSorb®, the most bio-available form of CoQ10; (2) Kidz-Med, Inc. distributes a leading line of medical and medicine delivery devices for children and sensitive adults including the Kidz-Med Thermofocus® 5-in-1, the world's first clinical non-contact thermometer, and (3) Ulster Scientific, Inc. which introduced the very first mechanical blood-sampling device (Autolet®), thereby making possible effective home blood glucose monitoring. Ulster Scientific has pioneered many diabetes products, including insulin injection devices, disposable lancets, and clinical blood-sampling devices, as well as many other important products for health care and laboratory safety.  Ulster Scientific is currently inactive with no immediate plans to resume regular operations.  The Company is currently concentrating its efforts on the distribution of the Thermofocus thermometer, which accounts for most of our sales, and the development of the only FDA approved home needle destruction device, the Disintegrator™.

2.  GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has operating and liquidity concerns, current liabilities exceeded current assets by $2,752,263 at December 31, 2008, has reported a net loss of $6,406,954 and used net cash of $98,636 in operations during 2008.  In addition, the Company is in default with regard to payment of certain of its obligations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.  The Company’s continued existence is dependent upon its ability to successfully execute its business plan and secure additional sources of liquidity.  Management is actively seeking new sources and methods of financing, and revenue from sales of new and existing products.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. The accompanying consolidated financial statements include the accounts of American Scientific Resources, Inc., and its subsidiaries.  All significant inter-company transactions have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition.  The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission Staff Accounting Bulletin No. 104.  Revenue is recognized when persuasive evidence of an arrangement exists, when the selling price is fixed or determinable, when delivery occurs and when collection is probable.  The Company recognizes product sales revenue when products are shipped or ownership has transferred.

The Company records shipping and handling costs billed to customers and related expense in cost of goods sold, in accordance with its revenue recognition policy.

Cash and Cash Equivalents.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable.  Accounts receivable are stated at net realizable value.  Management provides for uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts and historical collection information.  Balances that are deemed uncollectible after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.  The allowance for doubtful accounts was $28,223 and $5,838 as of December 31, 2008 and 2007, respectively.

Inventories.  Inventories are stated at lower of cost or market using the first-in, first-out method and consist only of finished product.  The Company reviews inventory on-hand and consigned to others, and provides for missing, obsolete and damaged product periodically based on the review results.  As of December 31, 2008 and 2007, cumulative inventory reserves amounted to $272,025 and $225,460, and for the years ended December 31, 2008 and 2007, the inventory adjustment to write-down inventory to the lower of cost or market amounted to $46,565 and 225,460, respectively.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

Fixed Assets.  Fixed assets are comprised of computer equipment and are stated at cost and depreciated using the straight-line method, over the asset’s estimated useful life.

Income Taxes. The Company provides for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“SFAS 109”) using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.  SFAS 109 requires the Company to recognize income tax benefits for loss carry forwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carry forwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carry forwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  Previously, the Company had accounted for contingencies in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies.”  The interpretation provides guidance on recognition, classification and disclosure concerning uncertain tax benefits and tax liabilities.  The evaluation of a tax position requires recognition of a tax benefit or liability if it is ‘more-likely-than-not’ that it will be sustained upon examination.  For tax positions meeting the ‘more-likely-than-not’ threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  The adoption of FIN 48 had no impact on the Company’s financial statements as the Company has not recognized any uncertain income tax positions.

Advertising Costs. Advertising and marketing costs in the amounts of $162,039 and $399,628 were expensed as incurred, for the years ending December 31, 2008 and 2007, respectively.

Stock Based Compensation.  The Company has exchanged its common stock for services rendered by employees, directors and consultants.  The Company accounts for stock and stock options issued for services and compensation to employees under the provisions of SFAS No. 123(R) (as amended), “Share Based Payments,” SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  For non-employees, stock grants and stock issued for services are valued at either the invoiced or contracted value of services provided, or to be provided, or the fair value of stock at the date the agreement is reached, whichever is more readily determinable.  Warrants or options issued for services provided, or to be provided, are valued at fair value at the date the agreement is reached.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

Earnings (Loss) Per Share.  Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the periods.  Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year.  Potentially dilutive shares at December 31, 2008 aggregate to 339,108,715 shares consisting of 5,371,569 from outstanding warrants and 333,737,146 from outstanding convertible debt.

Concentration of Credit Risk.  Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit financial institutions.  The Company extends credit to its customers, all on an unsecured basis, after performing certain credit analysis.  The Company continually performs credit evaluations of its customers and maintains an allowance for doubtful accounts for potential credit losses.

For the year ended December 31, 2008, sales to our two largest customers amounted to 72% and 18% of our total revenue.  For the year ended December 31, 2007, sales to our largest two customers amounted to 38% and 11% of our total revenue.  Also, sales of one of our products accounted for most of our sales.  See Note 12 – Subsequent Events.

Loss of a major vendor may significantly impact future results of operations.  For the years ended December 31, 2008 and 2007, one vendor provided  substantially all of product for resale.  See Note 7 – Notes Payable and Note 12 – Subsequent Events.

Fair Value of Financial Instruments. The carrying values of accounts receivable, inventory, accounts payable, and accrued expenses approximate their fair values due to their short term maturities. The carrying values of the Company's long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to the Company. It was not practical to estimate the fair value of the convertible debt. In order to do so, it would be necessary to obtain an independent valuation of these unique instruments. The cost of that valuation would not be justified in light of the materiality of the instruments to the Company.

Fair Value Measurements. Effective January, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement 157”, which provides a one year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provision of SFAS 157 with respect to its financial assets and liabilities only. SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for an asset or liability in an orderly transaction between participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

•	Level 1 — Quoted prices in active markets for identical assets or liabilities

•
Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

Effective January 1, 2008, the Company could have adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for specified financial assets and liabilities on a contract-by contract basis. The Company did not elect to adopt the fair value option under this SFAS.

Derivative Instruments.  Derivative instruments consist of certain common stock warrants. These financial instruments are recorded in the balance sheets at fair value as liabilities. Changes in fair value are recognized in earnings in the period of change.

 Reclassification of Certain Securities under EITF 00-19.  If the Company were required to settle its outstanding warrants and convertible debt as of December 31, 2008, we would be required to issue 339,108,715 common shares 5,371,569 for the settlement of warrants and 333,737,146 for the settlement of outstanding convertible debt).  The Company determined that the settlement of these outstanding financial instruments would exceed our authorized shares by 172,891,787.  Pursuant to Emerging Issues Task Force No. 00-19 (“EITF 00-19”), Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock, the Company would be required to reclassify these contracts from equity to liabilities.  As permitted by EITF 00-19, the Company’s policy with regard to settling outstanding financial instruments is to settle those with the latest maturity date first which essentially sets the order of preference for settling the financial instruments.  As a result of the Company’s policy of settlement we determined that the changes in fair value for financial instruments initially recorded in equity was not required to be reclassified during 2008.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

4.  RECENT ACCOUNTING PRONOUNCEMENTS

Several new accounting pronouncements were recently issued which may apply to the Company.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133, (“SFAS 161”). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS 161 on the Company’s consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (“FSP”) on Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“APB 14-1”). The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted.  The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

In June 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“EITF 03-6-1”). The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its consolidated financial position and results of operations.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" (“EITF 07-5”).  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions.  It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

On May 28, 2009, the FASB announced the issuance of SFAS 165, “Subsequent Events” (“SFAS 165”).  SFAS 165 should not result in significant changes in the subsequent events that an entity reports. Rather, SFAS 165 introduces the concept of financial statements being available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (“GAAP”) and all approvals necessary for issuance have been obtained.

The FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”), on June 29, 2009 and, in doing so, authorized the Codification as the sole source for authoritative guidance on U.S. GAAP.   SFAS 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  SFAS 168 replaces SFAS 162 to establish a new hierarchy of GAAP sources for non-governmental entities under the FASB Accounting Standards Codification. The adoption of this standard will not have an effect on the Company’s operations or financial position.

5. RESTATEMENT AND RECLASSIFICATION

The Company has restated its previously issued financial statements for the year ended December 31, 2007.  The following is a summary of the adjustments to our previously issued consolidated balance sheet as of December 31, 2007:

1.	Reclassify $30,000 from prepaid expenses to debt discount to properly reflect cash discounts on two promissory notes.
2.
The Company had previously accounted for 625,000 common shares issued with three promissory notes as general and administrative expenses valued at $128,750.  The Company had determined that these shares should have been valued at $148,750 based on the fair value of the Company’s stock at the commitment dates and that the $148,750 should have been included as a deferred financing fee included in prepaid expenses, and amortized over the life of the debt

3.
The Company previously did not record the issuance of 500,000 warrants issued with two promissory notes.  The Company determined that these warrants should have been recorded as a debt discount in the amount of $76,221 based on their relative fair values.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

4.
The Company had previously accounted for 1,500,000 common shares issued to board members in settlement of advances based on the value of the advances.  Upon further review, the Company determined that the value of the 1,500,000 common shares should have been valued based on the fair value of the common stock at the settlement date resulting in additional interest expense of $122,552.

5.	Reclassification of $78,256 of accrued rent to a related party to additional paid in capital as the payable was forgiven in 2007.
6.
The Company entered into subscriptions agreements in 2007 for the sales of units consisting of convertible notes, warrants and common stock.  The Company had previously accounted for the warrants issued as a debt discount based on their fair value and accounted for the common stock issued at par value with a corresponding decrease to additional paid in capital.  The Company determined that the common stock and warrants should have been recorded as debt discounts based on their relative fair values.  Additionally, the Company determined that the conversion features of the convertible debentures represented a beneficial conversion feature based on a comparison of the effective conversion price to the fair value of the Company’s stock at the commitment dates.

7.
Upon further review of the subscription agreements referenced in #6 above, the Company determined that they contained a registration rights penalty whereby, commencing upon six months from an initial unit sale, and for each monthly period thereafter that the common stock and common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder.  The Company failed to file a registration statement and adjusted the 2007 financial statements to record the issuance of the penalty warrants.

8.
The Company recorded the issuance of 150,000 common shares to a consultant in 2007 to general and administrative expenses valued at $150.  The Company determined that the shares should have been issued in a prior period.  As a result, the Company increased the opening accumulated deficit with a corresponding increase to liability to be settled in stock in the amount of $262,500.  This adjustment changed our total shareholders’ deficit as of December 31, 2006 from $(447,364) to $(709,866).

9.	Adjustment to revenue to correct sales for shipments made on consignment improperly recorded as sales.

The effects of these changes on the consolidated balance sheet as of December 31, 2007, and on the consolidated statements of operations for the year then ended, are summarized as follows:

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

	December 31,
	2007		December 31,
	As Previously		2007
	Reported	Adjustments	As Restated
ASSETS
Current Assets:
Cash	$7,964	$-	$7,964
Accounts receivable, net	239,100	(91,420)	147,680
Inventory, net	17,692	873,604	891,296
Consignment inventory, net	873,642	(873,642)	-
Deposits	6,852	(6,852)	-
Prepaid expenses and other current assets	26,962	105,811	132,773
Total current assets	1,172,212	7,501	1,179,713

Fixed assets, net	1,140	-	1,140
Total Assets	$1,173,352	$7,501	$1,180,853

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$570,975	$(69,816)	$501,159
Accrued interest payable	-	5,264	5,264
Stock buy-back obligation	312,500	(2,500)	310,000
Promissory notes payable	1,030,000	242,088	1,272,088
Related party notes payable	319,660	(174,999)	144,661
Line of credit	67,088	(67,088)	-
Derivative instruments	-	3,969	3,969
Convertible promissory notes	804,836	(164,954)	639,882
Total current liabilities	3,105,059	(228,036)	2,877,023

Commitments and Contingencies	-	-	-

Shareholders' deficit:
Common stock, $.001 par value; 500,000,000 shares authorized; 26,792,508 shares issued and outstanding at December 31, 2008	27,292	(500)	26,792
Additional paid-in-capital	7,585,373	891,484	8,476,857
Accumulated deficit	(9,544,372)	(655,447)	(10,199,819)
Total shareholders' deficit	(1,931,707)	235,537	(1,696,170)

Total liabilities and shareholders' deficit	$1,173,352	$7,501	$1,180,853

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

	Year Ended
	December 31,		Year Ended
	2007		December 31,
	As Previously		2007
	Reported	Adjustments	As Restated

Product sales, net	$355,552	$(85,582)	$269,970
Cost of goods sold	(384,198)	225,423	(158,775)
Inventory adjustment	-	(225,460)	(225,460)
Gross profit (loss)	(28,646)	(85,619)	(114,265)

Operating expenses:
Sales and marketing	746,212	(346,901)	399,311
General and administrative	2,065,660	280,362	2,346,022
Total operating expenses	2,811,872	(66,539)	2,745,333

Net loss before income taxes	(2,840,518)	(19,080)	(2,859,598)

Other income (expense):
Interest expense	(58,966)	(426,315)	(485,281)
Change in fair value of derivative instrument	-	5,556	5,556
Other expense	(82,918)	46,893	(36,025)
Other income	30,842	1	30,843
Total other income (expense)	(111,042)	(373,865)	(484,907)

Net loss	$(2,951,560)	$(392,945)	$(3,344,505)

Weighted average number of shares outstanding	21,046,945		21,046,945

Basic and diluted net loss per share	$(0.14)		$(0.16)

Certain amounts in the 2007 consolidated financial statements have been reclassified for comparative purposes to conform to the presentation in the 2008 consolidated financial statements.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

6. FIXED ASSETS, NET

Fixed assets, net of accumulated depreciation consist of the following at December 31, 2008 and 2007, respectively:

	2008	2007

Computer equipment and software	$64,897	$64,897
Less Accuumulated depreciation	(64,897)	(63,757)

	$-	$1,140

Depreciation expense was $1,140 and $21,632 during the fiscal years ended December 31, 2008 and 2007, respectively.

7.  NOTES PAYABLE

Stock Buy-Back Obligation.  On October 1, 2007, a demand letter was presented to the Company under the terms of a stipulation of settlement, as amended, to purchase 250,000 shares of the Company’s stock held by an investor at the price of $1.24 per share.  A liability of $310,000 relating to this matter was recorded during 2007 with an offset to additional paid-in capital.  During 2008, the Company paid $49,000 of principal toward this obligation in three installments.  As of December 31, 2008 and 2007, the balance outstanding on this obligation amounted to $261,000, and $310,000, respectively.  In May 2008, the related party filed suit against us for failing to comply with the terms of the stipulation.  As of September 29, 2009, the shares had not been returned to us for cancellation.  See Note 10 – Commitments and Contingencies.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

Promissory Notes Payable

On September 28, 2007, the Company issued a promissory note to a lender (“Lender 1”) in the aggregate principal amount of $267,500 (“Note 2”) and received cash proceeds in the sum of $250,000.  In conjunction with the issuance of Note 2, effective September 28, 2007, we issued 125,000 shares of our common stock to Lender 1 valued at $0.18 per share, the trading price on that day.  We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock.  These warrants are exercisable over a three year period beginning September 28, 2007 at a price of $0.25 per share.  The value of the warrants has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 189%, risk-free interest rate of 4.03%, and an expected life of three years.  The value of the warrants issued amounted to $34,744 and was amortized to interest expense over 6 months.   Interest accrues on Note 2 at a rate of 12.0% per annum.  All principal and interest accruing under Note 2 was due March 28, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 2, Lender 1, at its option, may declare the entire unpaid balance of principal and interest immediately due and payable.  In the event of default, interest accrues at the rate of 6.0% per month on any unpaid obligation and is payable in cash and shares of our common stock.  The Company has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  As of September 29, 2009, no agreement has been reached with Lender 1 to modify the loan terms. As of December 31, 2008 and 2007, the outstanding principal balance on Note 2 was $249,104 and $267,500.   Accrued interest payable amounted to $113,420 as of December 31, 2008, including interest accrued at the default rate.

On October 22, 2007, the Company issued a promissory note to a lender (“Lender 2”) in the aggregate principal amount of $262,500 (“Note 3”) and received cash proceeds from Lender 2 in the sum of $250,000.  In conjunction with the issuance of Note 3, effective October 22, 2007, we issued 125,000 shares of our common stock to Lender 2 valued at $0.23 per share, the trading price on that day.  We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock.  These warrants are exercisable over a three year period beginning October 22, 2007 at a price of $0.25 per share.  The value of these warrants has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 168%, risk-free interest rate of 3.88%, and an expected life of three years. The value of the warrants issued amounted to $41,477 and was amortized to interest expense over 4 months.  Interest accrues on Note 3 at a rate of 12.0% per annum. All principal and interest accruing under Note 3 was due February 22, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 3, Lender 2, at its option, may declare the entire unpaid balance of principal and interest immediately due and payable.  In the event of default, interest accrues at the rate of 6.0% per month on any unpaid obligation and is payable in cash and restricted shares of our common stock.  The Company has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  As of September 29, 2009, no agreement has been reached with Lender 2 to modify the loan terms.  As of December 31, 2008 and 2007, the outstanding principal balance was $258,375 and $262,500.  Accrued interest payable amounted to $189,086 as of December 31, 2008, including interest at the default rate.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

On October 30, 2007, the Company issued a promissory note to Tecnimed, Slr  (the “Vendor”) in the aggregate principal amount of $350,000 (“Note 4”) secured by inventory received from the Vendor.  Interest accrued on Note 4 at a rate of 10% per annum.  All principal and interest accruing under Note 4 was due on or before April 30, 2008.  As of December 31, 2008 and 2007, the outstanding principal balance was $232,913 and $350,000, respectively.   In conjunction with the issuance of Note 4, effective October 30, 2007, we issued 375,000 of our common stock valued at $0.26 per share, the trading price on that day.  On April 30, 2008, the Company issued a second promissory note to the Vendor in the aggregate principal amount of $258,800 (“Note 5”) secured by inventory received from the Vendor.  Interest accrued on Note 5 at a rate of 10% per annum.  All principal and interest accruing under Note 5 was due on or before September 30, 2008.  As of December 31, 2008 the outstanding principal balance was $258,800.  As of December 31, 2008 accrued interest payable on Notes 4 and 5 amounted to $51,484.  On March 6, 2009, the Company entered into a Settlement Agreement with the Vendor, whereby the parties agreed to: termination of the existing distribution agreement as amended, payment terms with regard to sold and unsold product, new terms with regard to sales and distribution of existing product, mutual releases of claims against one another (See Note 10 – Commitment and Contingencies regarding litigation between the parties), and modification to certain indemnity provisions, among other provisions.  As part of the Settlement Agreement, the Company agreed not to make any distributions to shareholders, officers, directors and employees (apart from ordinary salary), and pay the Vendor 30% of any of capital raised (excluding any financing for working capital), until the obligation to the Vendor has been fully satisfied.  Further, we agreed to an even split of cash received from customers until the debt is paid in full.  In addition, the Vendor agreed to waive all penalties, fees and interest above 6% compounded annually, with respect to Notes 4 and 5, and forbear collection proceedings for 18 months from the date of the Settlement Agreement provided the Company is in compliance with the obligations within the Settlement Agreement.

On November 5, 2005, the Company received $300,000 from a shareholder as a short term cash advance.  A promissory note was never issued and no agreements were entered into regarding the payment of principal and interest.  As of December 31, 2008 and 2007, no demand had been made for repayment and the Company had not made any principal payments towards this advance, nor accrued any interest.

On July 15, 2008, the Company issued an unsecured promissory note to a lender in the aggregate principal amount of $25,000 for cash.  The principal amount of this note was due in full on September 16, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  In the event of default as defined in the promissory note, the note shall be immediately due and payable, plus interest at 1.5% per month on the balance outstanding, plus any fees incurred.  As of December 31, 2008, principal outstanding on this note was $23,500.  As of September 29, 2009, no agreement has been reach with this lender to modify terms of this loan.

As of December 31, 2008 and 2007, the Company had outstanding principal balance due on an unsecured installment note with a financial institution in the amounts of $44,634 and $67,088, respectively.  This  note calls for monthly payments of principal of $2,057 plus interest on the outstanding balance at prime plus 1.50% with a final maturity on December 14, 2010.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

On February 25, 2008, the Company entered in a $70,000 unsecured, revolving line of credit with a consultant bearing interest at 10% per annum.  A portion of the credit line was used to pay outstanding Company obligations in the amount of $41,750.  The credit line is supported by a convertible promissory note whereby the holder may, at any time, convert the outstanding principal and interest to shares of our common stock at a conversion price of $0.05 per dollar outstanding.  In addition, the Company granted the holder a warrant to purchase up to 250,000 shares of our common stock exercisable for a five year period at an initial exercise price of $0.25 per share.  The line of credit matured April 30, 2008.  The note called for monthly payments of interest until May 1, 2009, when all outstanding principal and interest was due and payable.  This note had an outstanding balance of $41,750 at December 31, 2008.  As consideration for services performed under the consulting agreement, on March 7, 2008, we issued 1,172,442 shares of our common stock valued at $117,244, and on June 19, 2008, we issued 7,991,902 shares of our common stock valued at $59,939.

Related Party Notes

On July 30, 2007, the Company received cash and issued a promissory note (“Note 1”) to a relative of our chief executive officer in the principal amount of $125,000.  Interest accrued on Note 1 at a rate of 24.0% per annum and was to be paid monthly.  All principal and accrued interest under Note 1 was due on or before October 30, 2007.  The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  In the event of default, the note calls for interest at 36% per annum.  The loan is collateralized by 5,300 units of the Company’s Thermofocus product.  As of December 31, 2008 and 2007, the outstanding balance is $119,041 and 121,081, respectively.  Accrued interest payable amounted to $42,656 at December 31, 2008.

During the year ended December 31, 2007, three board members advanced the Company an aggregate of $132,448.  On June 26, 2007, the Company granted each board member 500,000 shares of our common stock in settlement in full settlement of the advances.  The shares were valued at $255,000 resulting in interest expense of $122,552.

During the years ended December 31, 2008 and 2007, two of the Company’s board members, and ASR Realty Group, LLC (“ASR”), an entity affiliated with a former board member, advanced funds to the Company for working capital on a non-interest bearing basis.  The principal balance due to the board members was $73,180 and $23,580 at December 31, 2008 and 2007, respectively.  One of these advances in the amount of $27,000 due to ASR, is secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum.  In May, 2006, the Company entered into a five year lease agreement to lease office space from ASR.  The terms of the lease called for monthly payments of $14,583 with annual escalations at 3%.  ASR terminated the lease agreement on April 5, 2007, and released the Company from its lease obligations.  As a result the release, the Company recorded an increase to additional paid-in capital of $78,256 as forgiveness of debt.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

Convertible Promissory Notes

Subscription Agreement Debentures.   During 2007, the Company entered into two different subscription agreements with various investors.  The first agreement (A) was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 750,000 shares of common stock and 1,500,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 25,000 common shares, and 50,000 warrants).   The second agreement (B) was an offering of an aggregate $1,500,000 in 10% convertible promissory notes, 1,500,000 shares of common stock and 3,000,000 warrants (the offering consisted of 30 units, each unit consisted of $50,000 notes, 50,000 common shares and 100,000 warrants). The Company sold 4.10 units of agreement (A) and 14.00 units of agreement (B) for $905,000 of proceeds.  Subsequent to the Company entering into agreements with the investors under agreement (B), the Company’s Board of Directors resolved to grant the investors under agreement (A) an additional 102,500 common shares and 205,000 warrants to make them equal to the investors under agreement (B).  The Company recorded $18,310 and $23,734 for the 102,500 common shares and 205,000 warrants, respectively as a financing cost (expensed to interest expense immediately) based on their values at June 25, 2007, the date the Board of Directors agreed to grant the additional shares and warrants.

The convertible promissory notes accrue interest at 10% and were due on the first anniversary of their issuance date. They were convertible into shares of our common stock at the option of each holder at (1) $0.25 per share, or (2) a 20% discount to the price per share issued in a financing transaction of at least $2,000,000, or (3) in the event of default, the conversion price would be adjusted to equal 80% of the Company’s average closing stock price during the five trading days prior to default.

At their commitment date each convertible promissory note was tested for a beneficial conversion feature by comparing the effective conversion price to the fair value of the Company's stock.  The Company recognized a beneficial conversion feature of $187,183 which was recorded as a discount to the convertible promissory notes with an offset to additional paid-in capital. Additionally, the relative fair value of the warrants and common stock of $118,421 and $105,284, respectively, was calculated and recorded as a further reduction to the carrying amount of the convertible debt and as addition to paid-in capital.  The Company is amortizing the debt discount over the term of the debt.  Amortization of debt discount for the year ended December 31, 2008 and 2007 was $217,948 and $206,679, respectively.  The fair value of the warrants was measured utilizing the Black-Scholes fair value methodology using assumptions of 5 years for expected term, volatility of 115%, no dividends and a risk free interest rate of 4.7.

Each convertible promissory notes issued in the subscription agreements had a term of one year and were not repaid.  Due to the default and reset of the conversion price to 80% of the fair value of the Company’s common stock five days prior to the default, the Company tested each convertible promissory note for an incremental beneficial conversion feature.  As a resulted, the Company recognized $438,365 of interest expense in 2008.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

The subscription agreements contained a registration rights penalty whereby, commencing upon six months from an initial unit sale and, for each monthly period thereafter that the common stock and the common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder.  The Company failed to file a registration statement and consequently, beginning August 2007, the Company began valuing 4,167 warrants per outstanding unit as a penalty. The penalty warrants have been determined to be a derivative instrument.  Their value has been determined by using the Black-Scholes pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 115%, risk-free interest rate of 4.7%, and an expected life of five years. The aggregate value of the penalty warrants issued amounted to $5,724 and $9,525 for the years ended December 31, 2008 and 2007, respectively.  The derivative liabilities were adjusted to their fair values of $549 and $3,969 at December 31, 2008 and 2007, respectively.

Convertible Redeemable Debentures.  From September to November 2008, the Company issued convertible redeemable debentures in the aggregate principal amount of $175,000. These convertible debentures accrue interest at 8.0% per annum and, at the option of the holder, are convertible to shares of our common stock at a conversion price of equal to 60% of the lowest closing bid price of the common stock as reported on the Pink Sheets (or any exchange on which our shares may be traded in the future) on the day the notice of conversion is received by the Company.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.  The Company accounted for the conversion features of the debentures in accordance with SFAS No. 150,  “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”), as the conversion feature embedded in the debenture could result in the note principal being converted to a variable number of the Company’s common shares.  Based on the discount to market of 60%, the Company determined the fair value of the conversion feature liability to be $116,667.  The Company recorded the $116,667 to interest expense as the commitment dates.  During 2008 a total of $105,400 of face amount of the debentures were converted into 100,540,000 common shares.  As of December 31, 2008, the outstanding principal balance of the convertible redeemable debentures was $69,600 and the liability for conversion feature is $46,400.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

8. INCOME TAXES

The benefit for income taxes from continued operations for the years ended December 31, 2008 and 2007 consist of the following:

	2008	2007
Current:
Federal	$-	$-
State	-	-
Deferred:
Federal	1,003,500	1,264,400
State	-	-
	1,003,500	1,264,400
Increase in valuation allowance	(1,003,500)	(1,264,400)
Benefit for income taxes, net	$-	$-

The benefits for 2008 and 2007 were computed by applying the federal and state statutory corporate tax rates as follows:

Statutory federal income tax rate	34.0%
State income taxes	0.0%
Valuation allowance	(34.0)%

Effective tax rate	(0.0)%

The net deferred tax assets and liabilities are comprised of the following:

	2008	2007
Deferred tax assets:	$-	$-
Current	-
Non-current	3,230,000	2,226,500
Less: valuation allowance	(3,230,000)	(2,226,500)
Net deferred income tax asset	$-	$-

At December 31, 2008, the Company had federal net operating loss carry-forwards totaling approximately 9,500,000 which expire in various years through 2028.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

9.  COMMON STOCK

Authorized Common Shares.  During the year ended December 31, 2008, the Company amended its Articles of Incorporation to decrease its authorized number of common shares from 700,000,000 to 500,000,000.

Preferred Stock.  During the year ended December 31, 2008, the Company amended its Articles of Incorporation to provide for a new class of Series A Preferred Stock with 1,000,000 shares authorized.  The Series A Preferred Stock (a) has voting power equal to that of ten thousand shares of the Company’s common stock, (b) has no conversion rights, (c) is entitled to a liquidation preference upon the voluntary or involuntary liquidation, dissolution or winding up of the Company prior to any distribution of any of the assets of the Company to the holders of common stock and any other preferred stock.

Warrants. During the years ended December 31, 2008, and 2007, the Company granted warrants to non-employee consultants and investors in connection with subscription offerings.  See Note 7 – Notes Payable.  A summary of the status of the Company’s outstanding stock warrants as of December 31, 2008 and 2007 is as follows:

		Weighted		Weighted
		Average		Average
		Exercise	Warrants	Remaining Life
	Warrants	Price	Exercisable	in Years

Balance January 1, 2007	700,000	$0.80	700,000	2.50

Granted	2,975,657	0.89	2,975,657	3.07
Exercised	-	-	-	-
Forfeited	-	-	-	-

Balance at December 31, 2007	3,675,657	0.87	3,675,657	2.95

Granted	1,695,912	0.5	1,695,912	4.38
Exercised	-	-	-	-
Forfeited	-	-	-	-

Balance at December 31, 2008	5,371,569	$0.76	5,371,569	1.88

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

Options for Purchase of Common Stock.  In May 2007, the Company adopted a stock option plan.  The Company adopted a plan which provides for the grant of options to officers, consultants and employees to acquire shares of the Company’s common stock at a purchase price equal to or greater than fair market value as of the date of the grant.   Options are exercisable six months after the grant date and expire five years from the grant date.  Under the Plan, the exercise price of any options granted is determined at the time of grant.  The plan calls for a total of 1,000,000 shares to be held for grant.  For the years ended December 31, 2008 and 2007 no options had been granted under this plan.

Share Based Compensation

Common Stock Issued for Services to Non-employees.  During the year ended December 31, 2008, the Company issued a total of 103,222 993 shares of its common stock to non-employees for services rendered during the year; these services were valued at $2,950,772 based on the fair value of the Company’s common stock and were recorded as general and administrative expenses in the accompanying consolidated statement of operations.  Included in the 103,222,993 shares of common stock issued to non-employees are 33,456,982 shares for services to be provided through April of 2009 valued at $1,651,989.  The remaining amount for these services at December 31, 2008 is $329,974 and is shown as deferred compensation expense in the accompanying consolidated balance sheets.

During the year ended December 31, 2007, the Company granted 100,000 shares of our common stock to a vendor in full settlement of amounts due the vendor for consulting services.  The shares were valued at $40,000 and were recorded as general and administrative expenses

During the year ended December 31, 2007, the Company issued a total of 6,231,954 shares of its common stock to non-employees for services rendered during the year; these services were valued at $1,346,042 and were recorded as general and administrative expenses in the accompanying consolidated statements of operations.

Common Stock Issued for Services to Employees. The Company issued an aggregate 30,000,000, shares of common stock to three board members in 2008.  The shares were valued at $1,500,000 and expensed in general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2008.  In addition during 2008, the Company issued an aggregate 1,260,000 shares of common stock to various employees.  The shares were valued at $26,590 and expensed as salaries in general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2008.

In 2007, the Company issued an aggregate 50,000 shares of common stock to various employees.  The shares were valued at $8,500 and expensed as salaries in general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2007.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

Additional Compensation to Lenders.  During 2008, the Company awarded 18,586,953 shares of our common stock to certain lenders valued at $129,459 in consideration of the Company’s inability to meet certain of its obligations under agreements with the lenders.  This amount was recorded as interest expense for the year ended December 31, 2008.

Cancelled Shares.  In November 2008, a former board member returned 1,760,000 shares of our common stock issued during 2006.  The Company paid no consideration for these shares.

10.  COMMITMENTS AND CONTINGENCIES

On August 15, 2008, a competitor filed suit with the United States District Court for the District of Massachusetts against Kidz-Med, Inc., American Scientific Resources, Inc. and Tecnimed, Slr for patent infringement with regard to the Thermofocus thermometer.  Under the distribution agreement, Tecnimed, Slr is obligated to indemnify us against certain actions such as this patent infringement action.  However, as part of the Settlement Agreement discussed in Note 7 – Notes Payable, the Company agreed to cover its own fees and expenses in connection with this litigation and agreed to waive any claim for lost profits that may arise within the indemnification provision.  The case is in pretrial discovery and is expected to be tried next year.  Tecnimed has provided us with a legal opinion that the thermometer does not violate the competitor’s patents.  We are unable to make an independent assessment of this patent infringement action and we are relying on Tecnimed’s defense of this case.

On May 21, 2008, a related party filed a complaint in the United States District Court for the Northern District of New York against us for failing to comply with a settlement of stipulation as amended to purchase 250,000 shares of common stock for $310,000.  As discussed in Note 7 - Notes Payable – Stock Buy-Back Obligation, we have paid $49,000 toward this obligation.  In September 2009, an arbitration panel heard issues surrounding enforcement of the obligation.  We expect hear the results of this binding arbitration proceeding during the fourth quarter of 2009.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

11.  SEGMENT REPORTING

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, established standards for reporting information about operating segments in annual financial statements and required selected information about operating segments in interim financial reports issued to stockholders.  It also established standards for related disclosures about products, services, and geographic areas.  Operating segments are defined as components of the enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

The Company has three reportable operating segments: Kidz-Meds, Inc., Heart Smart, Inc., and Ulster Scientific, Inc.   The accounting policies of each segment are the same as those described in the summary of significant accounting policies.  Each segment has its own product manager but the overall operations are managed and evaluated by the Company’s chief operating decision makers for the purpose of allocating the Company’s resources.  The Company also has a corporate headquarters function which does not meet the criteria of a reportable operating segment.  Interest expense and corporate expenses are not allocated to the operating segments.

The table below presents information about reportable segments for the year ended December 31, 2008 and 2007.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

	For the Years Ended
	December 31,
	2008	2007
Revenues
Kidz-Meds, Inc.	$905,535	$244,872
Heartsmart, Inc.	5,042	25,098
Ulster Scientific, Inc.	-	-
Segment revenues	$910,577	$269,970

Cost of goods sold
Kidz-Meds, Inc.	$467,432	$139,484
Heartsmart, Inc.	5,133	19,291
Ulster Scientific, Inc.	-	-
Segment cost of goods sold	$472,565	$158,775

Inventory adjustment
Kidz-Meds, Inc.	$46,565	$97,071
Heartsmart, Inc.	-	128,389
Ulster Scientific, Inc.	-
Segment cost of goods sold	$46,565	$225,460

Operating expense
Kidz-Meds, Inc.	137,652	(305,192)
Heartsmart, Inc.	(917)	(203,088)
Ulster Scientific, Inc.	-	(105)
Segment loss	136,735	(508,385)
Corporate	(4,946,917)	(2,351,213)
Consolidated operating loss	(4,810,182)	(2,859,598)

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

The table below reconciles the measurement of segment expenses shown in the previous table to the Company’s consolidated loss before taxes:

	For the Years Ended
	December 31,
	2008	2007
Total segment income (loss)	$136,735	$(508,385)
Operating loss - corporate	(4,946,917)	(2,351,213)
Interest expense	(1,592,838)	(485,281)
Other	(3,934)	374
Net loss	$(6,406,954)	$(3,344,505)

The table below shows information regarding segment assets:

	As of December 31,
	2008	2007
Segment Assets
Kidz-Meds, Inc.	$990,474	$1,049,624
Heartsmart, Inc.	951	6,193
Ulster Scientific, Inc.	3,012	3,012
Segment total	994,437	1,058,829
Corporate	356,259	122,024
Consolidated expenditures for long lived assets	1,350,696	1,180,853

The Company did not generate any revenues outside the United States for the periods ended December 31, 2008 and 2007, and the Company did not have any assets located outside the United States.

12.  SUBSEQUENT EVENTS

Common Stock Issuances and Increase in Shares Authorized.  On January 27, 2009, the Company increased its common stock authorized to 2.5 billion shares. Subsequent to December 31, 2008, the Company issued 1,451,383,785 shares of its common stock for the following: 673,678,718 shares for $840,000 cash, 87,500,000 to the board of directors for services, 270,330,818 shares for the conversion of convertible promissory notes totaling $100,000, 161,874,249 shares for penalty interest, 8,000,000 shares to a consultant for services and 250,000,000 shares for the acquisition disclosed below.

AMERICAN SCIENTIFIC RESOURCES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2008 and 2007

Modification of Series A Preferred Stock and Authorization of Series B Preferred Stock. Subsequent to December 31, 2008, the Company amended its Articles of Incorporation to reduce the number of authorized Series A Preferred Stock to 500,000 shares from 1,000,000 shares, modify the voting rights of the Series A Preferred Stock, and authorize 500,000 Series B Preferred Stock.  The modified Series A Preferred Stock has voting rights equal to 100,000 common shares for each Series A Preferred Share.  The Series B Preferred Stock (a) has voting rights equal to that of 1,000 shares of the Company’s common stock, (b) is convertible into common shares at the ratio of 100 common shares for each preferred shares, (c) is entitled to a liquidation preference upon the voluntary or involuntary liquidation, dissolution or winding up of the Company prior to any distribution of any of the assets of the Company to the holders of common stock and any other preferred stock.  The Series A Preferred Stock is senior to the Series B Preferred Stock.  The Company does not have any Series A or B Preferred Stock shares outstanding.

Termination of Agreement with Customer.  In August 2009, a significant customer terminated its purchase and sale agreement with us and committed to return all unsold product to us.  This customer represented approximately 72% of our 2008 revenues.

Asset Acquisition.  On September 10 2009, we acquired the inventory on hand and the distribution and intellectual property rights for needle destruction devices known as the Disintegrator™ from Safeguard Medical Technologies, LLC.  In exchange for the assets acquired, we assumed a $1.2 million non-interest bearing note due to a party related to the seller.  The unpaid balance of this note is convertible into shares of our common stock beginning two years from September 10, 2009 based on the closing price of our common stock on the date of conversion.  In addition, we issued to the seller 250,000,000 of our common shares valued at approximately $1.875 million, based on the closing bid price of our common stock on September 10, 2009.  In addition, we agreed to issue up to 250,000,000 warrants to purchase an equivalent number of shares of our common stock based on the attainment of certain sales targets at the closing bid price for our common stock on August 11, 2009 (for 50,000,000 warrants), and the date the target is reached (for 200,000,000 warrants).  We also agreed to hire an executive of the seller to assist us with sales and marketing, and retain the seller for production, engineering and quality control services.

Settlement with Tecnimed.  As discussed in Note 7 – Notes Payable, in March 2009, we entered into a Settlement Agreement with Tecnimed.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders.  The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$451
Legal expenses	$50,000	*
Accounting expenses	$40,000	*
Miscellaneous	$5,000	*
Total	$95,472	*

* Estimate

Item 14.   Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

As described in this prospectus, we are currently involved in litigation where our directors and officers have also been named as defendants and which they may seek indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended the (“Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15.    Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities which were not registered under the Securities Act of 1933, as amended (“Securities Act”).  Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

From January 31, 2007 through December 12, 2007, we issued convertible promissory notes to various accredited investors in the aggregate principal amount of $905,000. These convertible promissory notes accrue interest at 10% and are due on the first anniversary of their issuance date and are convertible into shares of our common stock at the option of each holder at a conversion price of $0.025 per share for 50% of the principal and $0.05 per share for the remaining 50% of the principal. Each note includes the issuance of additional shares of common stock (two shares of common stock for each dollar of the note) and five year warrants to purchase shares of common stock at an exercise price of $0.025 for 50% of the warrants and $0.05 for the balance (two warrants for each dollar of the note). In connection with the issuance of the convertible notes, we issued to the note holders an aggregate of 1,810,000 shares of our common stock and warrants to purchase shares of common stock.

On July 24, 2007, we issued 600,000 shares of common stock in exchange for certain consulting services valued at $30,000.

On September 28, 2007, we issued a warrant for 250,000 shares of our common stock at an exercise price of 0.25 per share to in connection with a promissory note issued in the aggregate principal amount of $267,500.  The warrant is exercisable from the date of issuance until the close of business on the first anniversary of the issuance of the warrant.

On October 22, 2007, we issued a promissory note to a lender (“Lender 2”) in the aggregate principal amount of $262,500 (“Note 3”).  In connection with the issuance of Note 3, on October 22, 2007, we issued to Lender 2, a common stock purchase warrant (the “Warrant”) to purchase an aggregate of 250,000 shares of our common stock. Subject to certain terms, the Warrant is exercisable at an exercise price of $0.25 per share. The Warrant is exercisable from the date of issuance until the close of business on the third anniversary of the issuance of the Warrant.

In February 2008, we issued an aggregate of 30,000,000 shares of our common stock valued at an aggregate of $30,000 to our three board members for director fees.  We also issued an aggregate of 35,290,315 shares of common stock to five consultants for services rendered valued at $35,290.  We also issued 250,000 shares of common stock to an employee for compensation.

On February 25, 2008, we issued 2,000,000 shares of common stock in exchange for $1,000 and certain consulting services valued at $22,000.

On February 27, 2008, we sold 414,594 shares of our common stock for $12,500.

On February 28, 2008, we sold 414,594 shares of common stock for $12,500.

On March 4, 2008, we sold 571,430 shares of common stock for $20,000.

On March 26, 2008, we issued 4,000,000 shares of common stock in exchange for certain consulting services valued at $40,000.

On March 28, 2008, we issued 1,000,000 shares of common stock in exchange for certain consulting services valued at $10,000.

On March 31, 2008, we issued 3,300,000 shares of common stock in exchange for certain consulting services valued at $3,300.  The issuance was cancelled on April 24, 2008.

On April 15 and 21, 2008, we issued 3,000,000 and 1,000,000 shares of common stock, respectively, to in exchange for certain consulting services. The consulting agreement was canceled and the shares were returned to the Company.

On May 28, 2008, we issued 1,750,000 shares of common stock in exchange for certain consulting services valued at $30,000.

On June 11, 2008, we issued 2,500,000 shares of common stock in exchange for and certain consulting services valued at $32,500.

On July 8, 2008, we sold 10,000,000 shares of common stock for $25,000.

On August 5, 2008, we sold 20,000,000 shares of common stock for $10,000.

On August 20, 2008, we sold 15,000,000 shares of common stock for $15,000.

On September 7, 2008, we sold 5,000,000 shares of common stock for $12,500.

From March to July 2008, we issued convertible redeemable debentures in the aggregate principal amount of $75,000. These convertible debentures accrue interest at 8% and, at the option of the such holder, are convertible to shares of our common stock at a conversion price of equal to 60% of the lowest closing bid price of the common stock as reported on the OTC Pink Sheets (or any exchange on which our shares may be traded in the future) on the day the notice of conversion is received by us. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On May 22, 2008, we issued a convertible note in the principal amount of $5,000.  At the option of the note holder, the note are convertible to shares of our common stock at a conversion price equal to a 50% discount to the average bid for the three consecutive business days prior to the date of conversion. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On June 6, 2008, we sold 2,000,000 shares of our common stock for $20,000.

From September to November 2008, we issued convertible redeemable debentures in the aggregate principal amount of $100,000. These convertible debentures accrue interest at 8% and, at the option of such holder, are convertible to shares of our common stock at a conversion price of equal to 60% of the lowest closing bid price of the common stock as reported on the OTC Pink Sheets (or any exchange on which our shares may be traded in the future) on the day the notice of conversion is received by us. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In December 2008, we issued an additional 22,000,000 shares of common stock for $105,000 in services.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On January 20 and 26, 2009, we issued, respectively, 23,000,000 shares of common stock to for $30,000 and 25,000,000 shares of common stock for $30,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2009, we issued 14,792,899 shares of common stock for $25,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2009, we issued 16,666,666 shares of common stock $25,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued 53,274,320 shares of common to the holder of a convertible debenture issued in November 2008, pursuant to terms of the convertible debenture which required the Company to issue such shares as a result of a drop in the price of the Company’s common stock.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued 42,735,043 shares of common stock for $25,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued, respectively, 45,000,000 shares of common stock for $22,500.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In March 2009, we issued 64,102,564 shares of common stock for $25,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In April 2009, we issued 217,056,498 shares of common stock to an investor pursuant to a clause in the subscription agreement between the Company and the investor which required the Company to issue such shares due to the price of the Company’s common stock. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In June 2009 we issued 195,290,600 shares of common stock for a purchase price of $100,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In July 2009 we issued 122,333,333 shares of common stock for a purchase price of $150,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In August 2009 we issued 10,416,667 shares of common stock for a purchase price of $50,000. . The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In September 2009 we issued 50,335,623 shares of common stock for a purchase price of $327,500. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In October 2009 we issued 5,000,000 shares of common stock for a purchase price of $35,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2010 we issued 12,686,567 for a purchase price of $85,000. The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

Item 16.   Exhibits

Exhibit Number	Description
3.1.	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
4.1	Specimen common stock certificate.
4.2	Promissory Note dated July 30, 2007.
4.3	Promissory Note dated September 28, 2007.
4.4	Warrant issued September 28, 2007.
4.5	Promissory Note dated October 22, 2007
4.6	Promissory Note dated October 30, 2007
4.7	Promissory Note dated April 1, 2008
4.8
Form of Subscription Document and Accredited Investor Questionnaire relating to the Registrant’s 2007 private placement of units, consisting of convertible notes, warrants and shares of common stock (the “2007 Notes Private Placement”)

4.9	Form of Convertible Note relating to the 2007 Notes Private Placement
4.10	Form of Warrant Agreement relating to the 2007 Notes Private Placement
4.11	8% Convertible Redeemable Debenture issued July 3, 2008
4.12	8% Convertible Redeemable Debenture issued September 29, 2008
4.13	Securities Sale Agreement dated September 29, 2008
4.14	8% Convertible Redeemable Debenture issued October 10, 2010
4.15	8% Convertible Redeemable Debenture issued October 24, 2008
4.16	Amended And Restated 8% Convertible Redeemable Debenture issued November 7, 2008
4.17	8% Convertible Redeemable Debenture issued March 17, 2008
4.18	Form of Director Note
4.19	Convertible Note dated May 22, 2008
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (to be filed by amendment)
10.1	Employment Agreement and Compensation Package for Christopher F. Tirotta, dated September 4, 2007.
10.2	Consulting Services Agreement dated January 12, 2008, by and between the Registrant and Teresa McWilliams.
10.3	2006 Stock Option Plan [please send us a version that has Section 3 filled in with the number of shares reserved for issuance under the plan]
10.4	Escrow Agreement dated as of July 3, 2008 by and between the Registrant and The Tripod Group, LLC, relating to the Convertible Debentures issued on March 17, 2008 and July 3, 2008.
10.5	Escrow Agreement dated as of September 29, 2008 by and between the Registrant and Blaydon Capital LLC, relating to the debenture issued on the same date

10.6	Escrow Agreement dated as of October 24, 2008 by and Between the Registrant and Blaydon Capital LLC, relating to the debenture issued on the same date
10.7	Escrow Agreement dated as of November 7, 2008 by and Between the Registrant and Blaydon Capital LLC, relating to the debenture issued on the same date
10.8	Management Agreement between Kidz-Med, Inc. and Greenwood Group LLC dated September 1, 2006.
10.9	Distributor Agreement between Insight Medical Ltd and Kidz-Med Inc.
10.10	Exclusive Distribution Agreement between Kidz-Med Inc. and Blue Dot Properties 557 (PTY) Ltd.
10.11	International Distribution Agreement entered between Kidz-Med, Inc. and Tecnimed Srl dated January 2006
10.12	International Distribution Agreement entered between Kidz-Med, Inc. and Tecnimed Srl dated August 27, 2007
10.13	International Distribution Agreement entered between Kidz-Med, Inc. and Tecnimed Srl dated March 31, 2008
10.14	Addendum to International Distribution Agreement entered between Kidz-Med, Inc. and Tecnimed Srl dated March 31, 2008
10.15	Letter agreement, dated August 4, 2009, between the Company and Knightsbridge Advisers, LLC
10.16	Project Agreement, dated October 5, 2007, between the Company and Future Now, Inc.
10.17	Media Production and Placement Services Agreement, dated April 16, 2008, between the Company and Media4Equity LLC
10.18	Letter agreement, dated February 12, 2008, between the Company and The Kauderer Group, Inc.
10.19	Proposal/Memorandum of Understanding, dated April 26, 2007, between the Company and Global Media Fund, Inc.
10.20	Form of Subscription Agreement
10.21	Letter agreement, dated June 25, 2007, between the Company and Elizabeth Bayles Associates
10.22	Letter agreement, dated September 11, 2007, between the Company and Elizabeth Bayles Associates
10.23	Letter agreement, dated September 10, 2007, between the Company and Eileen Wilkinson
10.24	Letter agreement, dated August 27, 2007, between the Company and Christian Zechner Associates, Inc.
10.25	Letter agreement, dated October 31, 2008, between the Company and Independent Services International
10.26	Letter agreement, dated May 31, 2008, between the Company and Independent Services International
21.1	List of subsidiaries
23.1	Consent of Rosenberg, Rich Baker Berman & Co.
23.2	Consent of Sichenzia Ross Friedman Ference LLP (to be filed by amendment)

ITEM 17.   UNDERTAKINGS

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

 In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Weston, State of Florida, on January 26, 2010.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
A Nevada corporation

By:	/s/ Christopher F. Tirotta
Christopher F. Tirotta
Its:	Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Each person whose signature appears below constitutes and appoints Christopher F. Tirotta his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Christopher F. Tirotta	January 26, 2010
Dr. Christopher F. Tirotta
Chief Executive Officer
(Principal Executive Officer, Principal
Financial and Accounting Officer )

/s/ Thomas W. Materna	January 26, 2010
Dr. Thomas W. Materna
Director

/s/ Jason Roth	January 26, 2010
Jason Roth
Director

/s/ Felix Reznick	January 26, 2010
Felix Reznick
Director